Exhibit 10.4

LOAN AGREEMENT

(Frisco Hills Phase 2A– Denton County, Texas)

UDF V Loan # 9008

This Loan Agreement (this “Agreement”) is made and entered into effective as of this the 29th day of September, 2015 (the “Effective Date”) by and among UNITED DEVELOPMENT FUNDING INCOME FUND V, a real estate investment trust organized under the laws of the State of Maryland (together with its successors and assigns, “Lender”), FH 295, LLC, a Texas limited liability company (“Borrower”), CENTAMTAR TERRAS, L.L.C., a Texas limited liability company (“Centamtar Terras”), CTMGT, LLC, a Texas limited liability company (“CTMGT”), and MEHRDAD MOAYEDI, a natural person residing in Dallas County, Texas (“Moayedi”).

RECITALS:

A.           Borrower has requested that Lender extend credit to Borrower as described in this Agreement. Lender is willing to make such credit available to Borrower upon and subject to the provisions, terms and conditions hereinafter set forth.

B.           Subject to and upon the terms and conditions of this Agreement, Lender has agreed to lend to Borrower the amounts herein described for the purposes set forth below.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises, the covenants, representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

1.            Certain Definitions. Certain terms which are defined in the text of this Agreement shall have the respective meanings given to such terms herein, and the following terms shall have the following meanings:

“Account Receivable” means that certain payment due from Valencia to Borrower, in the approximate amount of $10,529,625 relating to agreement of Valencia to reimburse the Borrower for certain off-site improvements and infrastructure developed by Borrower which benefits the Valencia Project. .

“Accrued Interest Payments” means monthly interest payments equal to the amount of accrued interest on the outstanding principal balance of the Loan, calculated at the applicable rate of interest provided herein, and payable on the last day of each calendar month for interest accrued during that calendar month, as provided herein.

“Advance” shall mean an advance of funds by Lender to or for the benefit of Borrower under this Agreement including, without limitation, a Commitment Advance, a Discretionary Advance or Re-Advance.

“Advance Conditions” has the meaning set forth in Section 8 of this Agreement.

“Advance Request” shall mean Lender’s standard form of Advance Request in the form attached hereto as Exhibit “D.”

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“Affiliate” shall mean an individual or legal entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another Person. The term “Control” as utilized herein means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through management, ownership, by contract, or otherwise; provided, however, in no event shall any Lender be deemed an Affiliate of Borrower or any Borrower-Related Party.

“Approved Budget” means a budget approved by Lender for the management and development of the Property in accordance with the Development Plan, which specifies the cost by item of all labor, materials, and services necessary for the development of the Property in accordance with the Development Plan, and all other expenses anticipated by Borrower incident to the Loan, the Property and such development of the Property. The Approved Budget is attached hereto as Exhibit “F”.

“Approved Builder” means, collectively, Cheldan, Dunhill, First Texas, Grand Homes and each other residential homebuilder acquiring Lots from Borrower for the purpose of constructing single family residences thereon which is approved by Lender as evidenced by Lender’s written consent.

“Approved Purposes” means the use by Borrower of the Loan to partially fund the acquisition and development of the Property.

“Assignment of Account Receivable” means, that certain Assignment of Account Receivable executed by Borrower in favor of Lender assigning the Account Receivable.

“Assignment of Contract Rights” means, collectively, each Assignment of Contract Rights executed by Borrower in favor of Lender assigning Lender all of the rights of Borrower under the Reimbursement Contracts.

“Assignment of Lot Sale Contract” means, collectively, each Assignment of Lot Sale and Purchase Contract executed by Borrower in favor of Lender as each may be amended, modified, or supplemented from time to time.

“Base Rate” means the lesser of (i) thirteen percent (13%) per annum, accrued on Lender’s books and records at least monthly (on the last day of each calendar month) and compounded annually on the anniversary of the Loan origination date, or (ii) the Highest Lawful Rate.

“Borrower” means FH 295, LLC, a Texas limited liability company.

“Borrower-Related Party” means, collectively, the Guarantor, and any other Person who becomes a Guarantor or provides security for the Loan.

“Business Day” means any day other than a Saturday, Sunday, or other day on which Lender is closed for business.

“Centamtar Terras” means Centamtar Terras, L.L.C., a Texas limited liability company.

“Cheldan” means Rang One Holdings, L.L.C., a Texas limited liability company.

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“Cheldan Lot Sale Contract” means that certain Contract of Sale by and between Borrower, as seller, and Cheldan, as purchaser, for the purchase of Lots, dated July 18, 2012, as amended by that certain First Amendment to Purchase and Sale Agreement dated June, 2013.

“Closing” means the execution and delivery of the Loan Documents by Lender, Borrower and the Borrower-Related Parties.

“Closing Deliveries” has the meaning given to such term in Section 7.

“Collateral” means, collectively, all property, assets and rights and all proceeds in which a Lien, in favor of Lender is or has been granted or arises or has arisen or may hereafter be granted or arise, under or in connection with any Loan Document or otherwise, to secure payment or performance of all or any part of the Debt. Without limitation of the foregoing, the term “Collateral” includes, without limitation, (i) all “Mortgaged Property” as such term is defined and used in the Deed of Trust, hereby incorporated by reference, (ii) all Earnest Money (if any), and the proceeds therefrom, (iii) all Reimbursement Contracts and the proceeds therefrom, (iv) each Lot Sale Contract and the proceeds therefrom, and (v) the Account Receivable and the proceeds therefrom.

“Commitment” means the maximum dollar amount that Lender has committed to fund to or for the benefit of Borrower, subject to the Lender Conditions, in the aggregate dollar amount of U.S. Twenty One Million Seven Hundred Fifty Thousand and No/100 Dollars ($21,750,000.00). The Commitment includes (and is not in addition to) the Initial Commitment Advance. The Commitment does not include the Interest Reserve.

“Commitment Advance” means any full or partial advance of the Commitment to or for the benefit of Borrower including, without limitation, the Initial Commitment Advance.

“Company Certificate” means a certificate certifying the existence, good standing, formation and organizational documents, and authorizing resolutions, of a Person that is an entity.

“Construction Contracts” has the meaning given to such term in Section 10(b).

“Contractor” means each Person contracting with Borrower or an Affiliate thereof to provide labor or materials to or in connection with the development of the Property.

“Contractor’s Consent” means a written consent in a form acceptable to Lender executed by each Contactor that has entered into a written Construction Contract with Borrower or its Affiliate for the provision or labor and/or materials to or for the Property.

“CTMGT” means CTMGT, LLC, a Texas limited liability company.

“Debt” means all Indebtedness (principal, interest or other) evidenced by this Agreement and all Indebtedness (principal, interest or other) owing to Lender incurred under or evidenced by the other Loan Documents. The Debt includes interest and other obligations accruing or arising after (i) commencement of any case under any bankruptcy or similar laws by or against Borrower or any Borrower-Related Party or (ii) the obligations of Borrower or Borrower-Related Party shall cease to exist by operation of law or for any other reason. The Debt also includes all reasonable attorneys’ fees and any other reasonable expenses incurred by Lender in enforcing any of the Loan Documents.

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“Deed of Trust” shall mean that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement, and Fixture Filing to be recorded in the real property records of Denton County, Texas, naming Lender as the beneficiary thereunder and granting Lender a security interest in and a first priority Lien on the Mortgaged Property in security for the payment and performance of Borrower’s obligations under this Agreement and the other Loan Documents, subject only to Permitted Exceptions and being superior in priority over all Liens, as it may be amended, modified, or supplemented from time to time.

“Default Rate” means the lesser of (i) eighteen percent (18%) per annum, accrued at least monthly (on the last day of each calendar month) and compounded annually on the anniversary of the Loan origination date, or (ii) the Highest Lawful Rate.

“DCFWSD 8-C” means Denton County Fresh Water Supply District No. 8-C.

“Development Plan” means the site plan and preliminary plat and engineering plans submitted to an appropriate Governmental Authority involving planned Improvements and specifications for the development of the Property, as prepared by the Borrower’s engineer and approved in writing by Lender, which materials shall later be supplemented with final plans and drawings approved by Lender.

“Discretionary Advance” has the meaning given to such term in Section 3(c).

“Disposition” means any sale, lease, transfer, assignment, exchange or conveyance in whole or in part.

“District” means, DCFWSD 8-C, and any other municipal district of Denton County, Texas having jurisdiction over the Property, being a political subdivision of the State of Texas, a body politic and corporate, and a governmental agency of the State of Texas, organized pursuant to the provisions of Article XVI, Section 59 of the Texas Constitution.

“District Consent” means a written consent and agreement executed by the District for the benefit of Lender, which, among other things, provides that the District grants its consent to Lender’s Lien on and security interest in the Reimbursement Contracts.

“Dunhill” means Dunhill Homes DFW, LLC, a Texas limited liability company.

“Dunhill Lot Sale Contract” means that certain Contract of Sale by and between Borrower, as seller, and Dunhill, as purchaser, dated effective February 7, 2012 and further amended by that certain First Amendment to Contract of Sale dated March 8, 2012 and further amended by that certain Second Amendment to Contract of Sale dated August 2, 2012, and further amended by that certain Third Amendment to Contract of Sale dated March 6, 2014, and further amended by that certain Fourth Amendment to Contract of Sale dated May 1, 2014, for the purchase of Lots.

“Earnest Money” means any form of earnest money supporting a Lot Sale Contract including, without limitation, any cash on deposit or letters of credit that may be deposited with a title company, released to Borrower, or held by any other Person.

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“Earnest Money Assignment” means an Assignment of Earnest Money Proceeds executed by Borrower in favor of Lender, providing for a Lien and security interest on the Earnest Money supporting each Lot Sale Contract, in the form approved by Lender in its sole discretion.

“Effective Date” means September 29, 2015.

“Environmental Indemnity Agreement” shall mean that certain Environmental Indemnity Agreement to be executed by Borrower and the Guarantor in favor of Lender, pursuant to which Borrower and the Guarantor agree to indemnify Lender from environmental liabilities associated with the Property, as it may be amended, modified, or supplemented from time to time.

“Errors Agreement” means that certain errors and omissions agreement executed by Borrower and the Borrower-Related Parties in favor of Lender dated as of the Effective Date.

“Event of Default” has the meaning given to such term in Section 12(a).

“Financial Statement Certifications” means those certain certifications of Borrower and the Guarantor attesting to the accuracy and completeness of the financial statements in the form attached hereto as Exhibit “E” and incorporated by reference.

“Finished Lot” means a fully developed finished single-family residential lot which is deemed by Lender to be a “finished” single-family residential lot and has been accepted by each of the city in which such Lot is located, and each municipal district, municipality, water district, municipal utility district, public improvement district or other Governmental Authority for Denton County, Texas.

“First Texas” means First Texas Homes, Inc., a Texas corporation.

“First Texas Lot Sale Contract” means that certain Lot Contract between Borrower, as seller, and First Texas, as purchaser, dated effective August 18, 2010, as amended by that certain First Amendment to Lot Contract dated effective March 22, 2012, as further amended by that certain Second Amendment to Lot Contract dated effective February 5, 2013, as further amended by that certain Third Amendment to Lot Contract dated effective April 10, 2014, as further amended by that certain Fourth Amendment to Lot Contract dated effective September 24, 2014, for the sale of Lots.

“Good Accounting Practice” shall mean such accounting practice as, in the opinion of independent certified public accountants satisfactory to Lender, conforms at the time to generally accepted accounting principles or, with the prior written consent of Lender, which may be given or withheld in Lender’s sole discretion, in any applicable case, cash basis of accounting or the federal income tax basis of accounting, consistently applied. Each accounting term not defined in this Agreement shall have the meaning given to it under Good Accounting Practice.

“Governmental Authority” shall mean the United States, the State of Texas, the County where the Property, in whole or in part, is located, the City, if any, where the Property, in whole or in part, is located, the District, any other district where the Property, in whole or in part, is located, the Texas Commission for Environmental Quality, the Texas Water Development Board, the Texas Water Quality Board, the Department of Housing and Urban Development, the Environmental Protection Agency, any political subdivision of any of the foregoing and any agency, department, commission, board, bureau, court or instrumentality of any of them which now or hereafter has jurisdiction over Lender, Borrower, any Borrower-Related Party, or any part of the Property.

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“Grand Homes” means Grand Acquisition, Inc., a Texas corporation.

“Grand Homes Lot Sale Contract” means that certain Lot Contract between Borrower, as seller, and Grand Homes, as purchaser, dated October 7, 2010, as amended by that certain First Amendment to Lot Contract dated December 15, 2010, as further amended by that certain Second Amendment to Lot Contract dated October 26, 2011, as further amended by that certain Third Amendment to Lot Contract dated February 28, 2012, as further amended by that certain Fourth Amendment to Lot Contract dated March 27, 2012, as further amended by that certain Fifth Amendment to Lot Contract dated effective May 1, 2014, for the sale of Lots.

“Guarantor” means, collectively, Mehrdad Moayedi, a natural person residing in Dallas County, Texas, Centamtar Terras, CTMGT, and each other Person who executes a Guaranty Agreement as a Guarantor thereunder.

“Guaranty Agreement” means each Guaranty executed by a Guarantor in favor of Lender, as each may be amended, modified, or supplemented from time to time.

“Highest Lawful Rate” means the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law, to the extent that it permits Lender to contract or charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all fees and expenses contracted for, charged, received, taken or reserved by Lender in connection with the transaction relating to this Agreement and the Debt evidenced hereby or by the other Loan Documents which are treated as interest under applicable law.

“Improvements” means all of the improvements, structures, equipment and amenities to be constructed and/or installed upon the Property in accordance with the Development Plan and/or the Plans and Specifications.

“Indebtedness” shall mean and include (a) all items which in accordance with Good Accounting Practice would be included on the liability side of a balance sheet on the date as of which indebtedness is to be determined (excluding capital stock, surplus, surplus reserves and deferred credits), (b) guaranties, endorsements and other contingent obligations in respect of indebtedness of others, or any obligations to purchase or otherwise acquire any such indebtedness of others, and (c) indebtedness secured by any mortgage, pledge, security interest or lien existing on property owned subject to or burdened by such mortgage, pledge, security interest or lien whether or not the indebtedness secured thereby shall have been assumed.

“Initial Commitment Advance” means the aggregate dollar amount reflected in the closing settlement statement to be advanced to or for the benefit of Borrower at the Closing, not to exceed the Commitment; provided, however, that Lender’s records of the amount of the Initial Commitment Advance shall be conclusive evidence of the actual amount funded.

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“Interest Reserve” means a reserve of accrued interest in the aggregate amount of U.S. One Million Seven Hundred Thirty-Eight Thousand and No/100 Dollars ($1,738,000.00) that (subject to the provisions of Sections 5(b) and 5(c) of this Agreement), may be used by Lender to accrue monthly interest and to defer the Accrued Interest Payment that would otherwise then be due and payable by Borrower pursuant to Sections 5(b) and 5(c)(i) of this Agreement.

“Interest Reserve Accrual” means an accrual of Interest Reserve by Lender on its books and records.

“Lease” has the meaning given to such term in Section 10(v).

“Lender” means United Development Funding Income Fund V, a real estate investment trust organized under the laws of the State of Maryland, and its successors and assigns.

“Lender Conditions” means, collectively, Borrower’s and the Borrower-Related Parties’ strict compliance with each of the requirements of the Closing Deliveries in Section 7 and each of the Advance Conditions in Section 8, as determined by Lender in its sole discretion.

“Lender Representatives” has the meaning given to such term in Section 10(m).

“Liabilities and Costs” has the meaning given to such term in Section 14.

“Lien” means any lien, security interest, charge, tax lien, pledge, encumbrance, collateral assignment, conditional sales or other title retention arrangement or any other interest in property designed to secure the repayment of Indebtedness or the satisfaction of any other obligation, whether arising by agreement or under any statute or law, or otherwise.

“Loan” means the full amount of loan made to Borrower pursuant to this Agreement including all principal advanced and accrued interest thereon and all other amounts owing to Lender under the Loan Documents.

“Loan Documents” means, collectively, together with all exhibits and schedules thereto: this Agreement, the Note, the Deed of Trust, the Environmental Indemnity Agreement, the Advance Requests, the Guaranty Agreements, the Financial Statement Certifications, the Errors Agreement, the IRS tax disclosure forms, the Company Certificates, the District Consent, the Earnest Money Assignments (if any), the Assignment of Lot Sale Contracts, the Assignment of Contract Rights, the Assignment of Account Receivable, the Post-Closing Agreement, and all other documents, instruments, agreements, assignments and certificates relating thereto, including, without limitation, any and all loan or credit agreements, promissory notes, deeds of trust, mortgages, pledge agreements, financing statements, security agreements, assignments of rents, assignments of leases, assignments of contracts, environmental indemnities, guaranties, contractor’s consent agreements, lender’s title insurance policies, opinions of counsel, evidences of authorization or incumbency, escrow instructions, and architect’s and/or engineer’s consent agreements, letters of credit, each of which is to be executed (and acknowledged where applicable) by the Borrower, Guarantor and/or Lender (as and where applicable) in connection with Lender making the Loan to Borrower, as the same may be amended, modified, or supplemented from time to time.

“Loan Expenses” has the meaning given to such term in Section 2(a).

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“Lot” shall mean any platted lots, including Finished Lots, which are or may become a part of the Property.

“Lot Purchaser” means (i) an Approved Builder or (ii) any other Person acquiring Lots from Borrower, subject to approval by Lender in its sole discretion.

“Lot Sale Contract” means (i) the Cheldan Lot Sale Contract, (ii) the Dunhill Lot Sale Contract, (iii) the First Texas Lot Sale Contract, (iv) the Grand Homes Lot Sale Contract and (v) each other contract or agreement entered into by and between Borrower and a Lot Purchaser relating to the acquisition from Borrower of Lots, as each may be amended, modified or supplemented from time to time; provided however, that Lender’s consent to any Lot Sale Contract shall not be inferred from this reference.

“Management Contracts” has the meaning given to such term in Section 11(a).

“Maturity Date” means September 29, 2018.

“Mortgaged Property” has the meaning given to such term in the Deed of Trust. The Mortgaged Property includes, without limitation, all of the Property.

“Net Proceeds” means (i) in the event of Lot(s) being sold under a Lot Sale Contract which has been approved by Lender (including any amendments, modifications or supplements), the purchase price of the Lot stated in the Lot Sale Contract, less (x) any Earnest Money credit that is required by the Lot Sale Contract to be deduced from the Purchase Price, and (y) any closing expense paid by Borrower and shown on the settlement statement, which is required by the Lot Sale Contract to be paid by Borrower, or (ii) in the event of any Disposition Lot(s) other than pursuant to a Lot Sale Contract approved by Lender (including any amendments, modifications or supplements), such amount as is determined by Lender, in its sole discretion.

“Note” means the Secured Promissory Note in the original principal amount of U.S Twenty Three Million Four Hundred Eighty-Eight Thousand and NO/100 Dollars ($23,488,000.00) payable to the order of Lender and its assigns, issued, executed and delivered by Borrower to Lender, as it may be amended, modified or supplemented from time to time, in the form attached hereto as Exhibit “B” and incorporated herein by this reference.

“Obligations” means any and all of the covenants, conditions, warranties, representations and other obligations (other than to repay the Debt) made or undertaken by Borrower or any Borrower-Related Party to Lender as set forth in the Loan Documents.

“Organizational Agreement” shall mean (i) in respect of a corporation, the Articles of Incorporation certified to a current date by the Secretary of State in which such corporation is incorporated and the Bylaws of a corporation certified to a current date as true and correct by the secretary or assistant secretary of a corporation; (ii) in respect of a general partnership, a partnership agreement; (iii) in respect of a joint venture, a joint venture agreement; (iv) in respect of a limited partnership, a partnership agreement and the certificate of limited partnership certified to a current date by an appropriate Governmental Authority of the state in which the limited partnership is organized; (v) in respect of a trust, a trust agreement; and (vi) in respect of a limited liability company, the certificate of organization certified to a current date by the Secretary of State in which such limited liability company is organized and the regulations of a limited liability company certified to a current date as true and correct by the manager of a limited liability company; and any and all future modifications thereof which are consented to by Lender.

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“Origination Fee” shall mean a fee in the amount of $234,880.00 payable from Borrower to Lender, charged by Lender in consideration of its origination of the Loan.

“Other Contracts” has the meaning assigned to such term in Section 11(b) hereof.

“Owner Loans” means, collectively, loans from owners of Borrower made in accordance with the terms of the Organizational Agreement of Borrower, which are unsecured or subordinate both in payment and priority of Liens to the Loan and the Loan Documents pursuant to a subordination agreement executed by such Person in favor of Lender.

“Partial Release Amount” means, (i) with respect to the Lots, the amount that must be paid to Lender for the release of Lender’s Liens against a Lot, which amount must be equal to (a) in the event the Lot(s) being sold under a Lot Sale Contract which has been approved by Lender (including any amendments, modifications or supplements), one hundred percent (100%) of the Net Proceeds of the Lot, or (b) in the event of any Disposition of Lots, in whole or in part, other than pursuant to a Lot Sale Contract approved by Lender (including any amendments, modifications or supplements), such amount as is determined by Lender, in its sole discretion, or (ii) with respect to any Revenue Event, the amount that must be paid to Lender for the release of Lender’s Liens against the Reimbursement Contract, which amount must be equal to one hundred percent (100%) of the proceeds from or relating to such Revenue Event; provided, however, that upon the occurrence and during the continuation of an Event of Default, the proceeds from or relating to such Revenue Event may be reallocated, at Lender’s option and at such percentages as Lender determines, to the outstanding principal balance of the Loan and/or the Borrower’s obligations under the Profit Interest Agreement. Lender’s consent to any Lot Sale Contract or any amendment, modification or supplement thereto shall not be inferred from the foregoing references.

“Permitted Exceptions” has the meaning given to such term in the Deed of Trust.

“Person” means a corporation, limited liability company, general partnership, limited partnership, trust, or other entity, or any individual.

“Plans and Specifications” means the plans and specifications for the construction of the Improvements prepared by the Engineer and approved in writing by Borrower and Lender, as the same may have been or may be amended, modified or supplemented from time to time.

“Principal Officer” means Mehrdad Moayedi.

“Post-Closing Agreement” means that certain Post-Closing Agreement executed by Borrower, the Borrower-Related Parties, and Lender dated effective as of the Effective Date.

“Pro Forma” means Borrower’s schedule for the sale of the Lots and the projected proceeds from the sale of the Lots, prepared by Borrower in good faith and in accordance with industry standards, attached hereto as Exhibit “C”.

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“Property” means, collectively, that certain real property located in Denton County, Texas, which is more particularly described on Exhibit “A” attached hereto and incorporated herein by reference.

“Re-Advance” has the meaning given to such term in Section 4.

“Reimbursement Contract” means the Water Reimbursement Contract and each other existing or future contract or agreement with the District or any city, county, water district, municipal utility district, public improvement district, or other Governmental Authority providing for the sharing, payment and/or reimbursement of the costs of planning, development and/or construction with respect to the Property or the Valencia Project such as, but not limited to, a municipal utility district or public improvement district reimbursement agreement.

“Released Party” has the meaning given to such term in Section 10(q).

“Revenue Event” means income, revenue, reimbursements, proceeds or other payment of any kind or nature under or pursuant to, or in connection with, any Reimbursement Contract.

“Substantial Completion” means that each Lot (i) has been fully developed into a finished single-family residential Lot and is suitable for the construction of a single family residence thereon, (ii) has been accepted by the city in which such Lot is located, and each municipal district, municipality, water district, municipal utility district, public improvement district or other Governmental Authority for the county in which the Lot is located, (iii) has all utility services necessary for the construction of single family residence, including water supply, storm and sanitary sewer facilities, gas and electricity, and (iv) would require only a building permit from the applicable Governmental Authority for a builder to construct a single family residence thereon.

“Title Company” means Sendera Title, LLC, issuing agent for First American Title Insurance Company.

“Title Policy” shall mean one or more policies of mortgagee title insurance and all endorsements thereto requested by Lender, issued in favor of Lender and naming Lender and its assigns as insured mortgagee by the Title Company and insuring that title to the Property covered by the Deed of Trust is vested in Borrower, free and clear of any Lien, objection, exception or requirement other than the Permitted Exceptions, and that Lender has a Lien in the full amount of the Loan against the Property, and containing such endorsements as Lender may require.

“Valencia” means Valencia on the Lake, L.P., a Texas limited partnership.

“Valencia Project” means that certain +/- 488 acre residential development project owned by Valencia, an affiliate of the Borrower, called Valencia on the Lake, a master-planned residential community to be developed into +/- 1,236 lots, which is located adjacent to the Property in Denton County, Texas, and which shares certain common off-site infrastructure and improvements with the Property.

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“Water Reimbursement Contract” means, collectively, (i) that certain Amended and Restated Agreement to Construct and Maintain Facilities and Provide Services by and between Denton County Fresh Water Supply District No. 8-C and Doehaven, L.P. (among other parties) dated March 2, 2007, as amended by that certain First Amendment to Amended and Restated Agreement to Construct and Maintain Facilities and Provide Services dated April 1, 2007, as assigned from Doehaven, L.P. to Borrower pursuant to that certain Assignment of Reimbursement Agreement dated effective January 19, 2011, and (ii) that certain Amended and Restated Agreement to Construct and maintain Facilities and Provide Services by and between Denton County Fresh Water Supply District No. 8-C and Frisco Hills, LP (among other parties) dated March 2, 2007, as amended by that certain First Amendment to Amended and Restated Agreement to Construct and Maintain Facilities and Provide Services dated April 1, 2007, as assigned by Frisco Hills, LP to Borrower pursuant to that certain Assignment of Reimbursement Agreement.

2.            Loan Expenses; Fees.

(a)          To the extent not prohibited by applicable law, Borrower will pay all reasonable costs and expenses and reimburse Lender for any and all expenditures of every character incurred or expended from time to time, regardless of whether an Event of Default shall have occurred, in connection with any of the following (collectively, “Loan Expenses”):

(i)          the preparation, negotiation, documentation, closing, renewal, revision, modification, increase, administrating, monitoring, review or restructuring of any loan or credit facility represented by or secured by the Loan Documents, including legal, accounting, auditing, architectural, engineering, due diligence, title company, and inspection services and disbursements, or in connection with collecting or attempting to enforce or collect pursuant to any Loan Document;

(ii)         Lender’s evaluating, monitoring, administering and protecting the Collateral or employing others to do so or to perform due diligence for Lender with respect thereto; and

(iii)        Lender’s creating, perfecting and realizing upon Lender’s security interest in, and the Liens on the Collateral, and all costs and expenses relating to Lender’s exercising any of its rights and remedies under any Loan Document or at law, including all appraisal fees, consulting fees, filing fees, taxes, brokerage fees and commissions, title review and abstract fees, litigation report fees, UCC search fees, other fees and expenses incident to title searches, reports and security interests, investigations, escrow fees, attorneys’ fees, legal expenses, court costs, other fees and expenses incurred in connection with any complete or partial liquidation of the Collateral, and all fees and expenses for any professional services or any operations conducted in connection therewith. Notwithstanding the foregoing, no right or option granted by Borrower to Lender or otherwise arising pursuant to any provision of any Loan Document shall be deemed to impose or admit a duty on Lender to supervise, monitor or control any aspect of the character or condition of the Collateral or any operations conducted in connection with it for the benefit of Borrower or any other Person other than Lender.

(b)          Usury Savings Clause Applies. Borrower agrees that Lender has provided, and shall provide, separate and distinct consideration for the fees and expenses described in the Loan Documents, and that such fees and expenses are necessary, bona fide fees and expenses incurred in connection with the Loan. Borrower further agrees that such fees and expenses are not, are not intended to be, and shall not be characterized as, interest or as compensation for the use, forbearance or detention of money. Despite the foregoing and notwithstanding anything else in this Agreement and the other Loan Documents to the contrary, if any such fees or expenses are determined to constitute interest and such fees or expenses, and when such fees and expenses are added to the interest charged hereunder and any other items determined to constitute interest, it would cause the aggregate interest charged hereunder to exceed the Highest Lawful Rate, then Section 13 of this Agreement shall automatically apply to reduce the interest charged hereunder (taking into account all items determined to constitute interest) so as not to exceed the Highest Lawful Rate.

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(c)          Origination Fee. Borrower agrees to pay Lender an Origination Fee in the amount of $234,880.00. Borrower has requested, and Lender has agreed, to fund the Origination Fee from the proceeds of the Initial Commitment Advance.

3.            Closing; Commitment; Discretionary Advances.

(a)          Closing; Commitment. Subject to the Lender Conditions, Lender agrees to fund the Initial Commitment Advance to Borrower at the Closing and to fund the balance of the Commitment to the Borrower in accordance with the terms and conditions of this Agreement provided, however, that all Advances shall be subject to, and made in accordance with, the terms and conditions of Section 3(b). Notwithstanding anything else to the contrary contained herein, Lender shall have no obligation to make any Advance unless each of the Lender Conditions has been satisfied.

(b)          Procedure for Borrowing. Each Commitment Advance shall be made pursuant to Borrower’s delivery of an Advance Request to Lender, accompanied by documentation supporting the Commitment Advance. Borrower agrees to provide all information, documents and agreements as may be requested by Lender in connection with each such Advance Request. Notwithstanding anything else to the contrary contained herein, Lender shall have no obligation to make any Advance unless each of the Lender Conditions is satisfied at the time of such Advance.

(c)          Discretionary Advances. Lender is hereby authorized from time to time to make Advances without notice to Borrower that Lender, in its sole discretion, deems necessary or desirable upon the occurrence of any of the following (such Advances made upon the occurrence of the following events are referred to herein as the “Discretionary Advances”): (i) Lender determines, in its sole discretion, that an Advance is be necessary or desirable for the purpose of paying any Loan Expense, cost, expense, fee or other amount to or for the benefit of Borrower or chargeable to Borrower under the Loan Documents, (ii) any Event of Default occurs, or (iii) upon request by Borrower for a Commitment Advance that would cause the aggregate amount of all Commitment Advances made hereunder to exceed the Commitment. Each Discretionary Advance shall, upon disbursement, automatically constitute principal outstanding hereunder and cause a corresponding increase in the aggregate amount of the Debt (even if such Discretionary Advance causes the outstanding principal amount of the Note to exceed the Commitment or the face amount of the Note). Borrower agrees that each Discretionary Advance may, in Lender’s discretion, reduce the amount of availability, if any, under the Commitment and may, in Lender’s discretion, reduce the amount of available Interest Reserve, if any. The making by Lender of any Discretionary Advance shall not cure or waive any Event of Default hereunder (except only for an Event of Default that has been cured to Lender’s satisfaction as confirmed by Lender’s execution of a written agreement specifically acknowledging and describing the Event of Default so cured, and for an Event of Default that has been waived by Lender as confirmed by Lender’s execution of a written agreement specifically acknowledging and describing the Event of Default so waived).

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4.            Revolving Advances. In Lender’s sole and absolute discretion, Lender may re-advance the Commitment in whole or in part; provided, that Lender is under no obligation to re-advance any part of the Commitment, and provided further, that if Lender decides to re-advance any part of the Commitment, Lender shall have no obligation to fund such re-advance unless each of the Lender Conditions has been satisfied (a re-advance made for the foregoing purposes are referred to herein as a “Re-Advance”). Each Re-Advance made under the Note shall, upon disbursement, automatically constitute principal outstanding under the Note and shall cause a corresponding increase in the aggregate outstanding principal amount of such Note and such Re-Advance shall not cause the aggregate amount outstanding under the Note to exceed the face amount of such Note or causes the outstanding principal amount of the Note to exceed the Commitment. Borrower agrees that each Re-Advance shall automatically reduce the amount of availability, if any, under the Commitment. The making by Lender of any Re-Advance shall not cure or waive any Event of Default (except only for an Event of Default that has been cured to Lender’s satisfaction as confirmed by Lender’s execution of a written agreement specifically acknowledging and describing the Event of Default so cured, or for an Event of Default that has been waived by Lender as confirmed by Lender’s execution of a written agreement specifically acknowledging and describing the Event of Default so waived).

5.            Interest; Payments.

(a)          Interest Rate. The outstanding principal amount of the Note shall bear interest on each day outstanding at the Base Rate unless the Default Rate shall apply. Upon the occurrence and during the continuation of an Event of Default, the outstanding principal amount of the Note shall, at Lender’s option, automatically and without the necessity of notice, bear interest from the date of such Event of Default at the Default Rate, until all such delinquent amounts are paid and such breach or Event of Default has been cured to Lender’s satisfaction as confirmed by Lender’s execution of a written agreement specifically acknowledging and describing the Event of Default so cured, and or waived by Lender as confirmed by Lender’s execution of a written agreement specifically acknowledging and describing the Event of Default so waived.

(b)          Interest Payments; Interest Reserve Accruals. Borrower agrees to make Accrued Interest Payments to Lender on the last day of each calendar month while the Loan is outstanding, in an amount equal to the interest accrued on the outstanding principal balance of the Note during each such calendar month. Notwithstanding the foregoing sentence, on each date that an Accrued Interest Payment becomes due and payable, provided that the Lender Conditions are then satisfied and that a sufficient amount of Interest Reserve is available, Lender shall make an Interest Reserve Accrual in the amount of such Accrued Interest Payment and such Accrued Interest Payment that would otherwise be then due and payable will be deferred. Lender may, but is not obligated to, make Interest Reserve Accruals hereunder whether or not the Lender Conditions have been met, provided, however, that if the Lender Conditions are not then met, any such Interest Reserve Accruals shall be made at Lender’s option and in its sole discretion. Upon each Interest Reserve Accrual, irrespective of whether the Lender Conditions were met, the amount of remaining Interest Reserve (if any) shall be reduced by the amount of such Interest Reserve Accrual. Notwithstanding anything else to the contrary contained herein, (i) if at any time an Event of Default has occurred and is continuing under this Agreement, Lender shall not be obligated to make any further Interest Reserve Accruals, and thereafter, shall do so only in its sole discretion, unless and until the Event of Default has been cured to Lender’s satisfaction as confirmed by Lender’s execution of a written agreement specifically acknowledging and describing the Event of Default so cured, or waived by Lender as confirmed by Lender’s execution of a written agreement specifically acknowledging and describing the Event of Default so waived, and (ii) in no event shall Lender be obligated to make any Interest Reserve Accrual that would cause the aggregate amount of Interest Reserve Accruals made hereunder to exceed the remaining Interest Reserve.

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(c)           Interest and Principal Payments.

(i)          Borrower promises to pay to Lender monthly Accrued Interest Payments on the last day of each calendar month for interest accrued during such calendar month, unless Lender makes an Interest Reserve Accrual to defer such Accrued Interest Payment as provided in Section 5(b) of this Agreement;

(ii)         in addition to the payments required by the provisions of clause (i) above, concurrently with each Disposition of the Mortgaged Property in whole or in part or any Lot thereof, Borrower promises to pay Lender, the applicable Partial Release Amount for the portion of the Mortgaged Property or Lot so released from Lender’s Lien, which is due and payable prior to Lender providing to Borrower (or releasing from escrow with the Title Company) its partial release of Lien on such portion of the Mortgaged Property or Lot so released;

(iii)        in addition to the payments required by the provisions of clauses (i) and (ii) above, concurrently with the occurrence of any Revenue Event, Borrower promises to pay to Lender the applicable Partial Release Amount of the proceeds from or relating to such Revenue Event up to, but not exceeding, the amount of the unpaid Debt; and

(iv)         in addition to the payments required by the provisions of clauses (i) through (iii) above, inclusive, Borrower promises to pay to Lender the outstanding principal balance of the Note, together with all accrued, unpaid interest thereon, unpaid Loan Expenses and other unpaid amounts due under the Loan Documents, on or prior to the Maturity Date.

(d)          Collateral. Notwithstanding anything to the contrary contained in the Loan Documents, upon the occurrence and during the continuation of an Event of Default, Lender has no obligation to release any part of the Collateral.

6.            Terms and Conditions of Payment.

(a)          Application of Payments.   All payments and prepayments on the Loan shall be applied first, to unpaid accrued interest calculated through the date of such payment (irrespective of whether such unpaid accrued interest has been accrued on Lender’s books and records), next, to principal outstanding under the Note). Notwithstanding the foregoing sentence, if any Event of Default occurs and is continuing, Lender shall have the right to apply payments toward amounts due under this Agreement as Lender determines in its sole discretion.

(b)          General.   All amounts are payable to Lender in lawful money of the United States of America at the address for Lender provided in this Agreement, or at such other address as from time to time may be designated by Lender. Borrower shall make each payment which it owes under this Agreement and the other Loan Documents to Lender in full and in lawful money of the United States, without set-off, deduction or counterclaim. Under no circumstance may Borrower offset any amount owed by Borrower to Lender under this Agreement with an amount owed by Lender to Borrower under any other arrangement. All payments shall be made by cashier's check or wire transfer of immediately available funds. Should any such payment become due and payable on a day other than a business day, the date for such payment shall be extended to the next succeeding business day, and, in the case of a required payment of principal, interest or Loan Expenses or other amounts then due, interest shall accrue and be payable on such amount for the period of such extension. Each such payment must be received by Lender not later than 3:00 p.m., Grapevine, Texas time on the date such payment becomes due and payable. Any payment received by Lender after such time will be deemed to have been made on the next succeeding business day.

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(c)          Prepayment.   Borrower may prepay the Loan in whole or in part at any time and from time to time without incurring any prepayment fee or penalty, by giving Lender no less than ten (10) days prior written notice of such termination; provided, that interest shall accrue on the portion of the Note so prepaid through the date of such prepayment.

7.            Loan Deliveries.   At or prior to the Closing, Borrower shall deliver or cause to be delivered to Lender, the following items, each of which shall be satisfactory in form and substance to Lender (the “Closing Deliveries”):

(a)          originals duly executed and notarized, as appropriate, by Borrower and the Borrower-Related Parties of the Loan Documents including, without limitation, this Agreement, the Deed of Trust, the Note, the Environmental Indemnity Agreement, the Advance Request, the Guaranty Agreement, the Financial Statement Certifications, the Errors Agreement, the Post-Closing Agreement, the IRS tax disclosure forms, the Company Certificates, each Assignment of Contract Rights, and the Assignment of Account Receivable;

(b)          the Organizational Agreements of Borrower and each Borrower-Related Party that is an entity;

(c)          certificates of existence and good standing for Borrower and each Borrower-Related Party that is an entity issued by the appropriate state authorities;

(d)          resolutions of the general partner, manager or other governing body (as evidenced by the Organizational Agreements) of Borrower and each Borrower-Related Party, authorizing the execution, delivery, and performance of this Agreement and the other Loan Documents, and the transactions contemplated hereby and thereby;

(e)          copies of the liability insurance and casualty insurance policies covering Borrower and the Property, evidence of payment of the premiums therefor through at least one year and endorsements of such policies to Lender (in accordance with and meeting the requirements of Sections 10(o) and (p) hereof);

(f)          all written consents that are required with respect to or necessitated by this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby;

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(g)          the following due diligence and Closing documents and materials: (i) a current appraisal assessing the fair market value of the Property, subject to Lender’s review and acceptance, completed by an appraiser acceptable to Lender, (ii) all environmental site assessments and reports with respect to the Property, including, but not limited to, a wetlands assessment, (iii) all engineering reports and studies, soil analysis, construction, structural and mechanical feasibility reports; all surveys, survey maps, plats and proposed plats; all development plans, construction plans, and other plans and specifications; all topographic, drainage and contour maps and all other reports, maps, studies and surveys of engineers, architects and others; (iv) certified copies of the deeds of conveyance conveying the Property to Borrower, (v) the fully executed settlement statement prepared by the Title Company, which must be approved by Lender prior to execution thereof, (vi) all sales and marketing plans for the Property, (vii) all contracts and agreements with developers, engineers, contractors, subcontractors, consultants and others relating to supervision and maintenance of, and other professional services relating to the Property, (viii) copies of all easements and encumbrances affecting the Property, including land use, water use, mineral rights, surface rights, zoning, subdivision, grading, environmental restrictions, and neighborhood association rights and restrictions and (ix) tax certificates for the Property covering taxes due for tax year(s) 2014 and earlier;

(h)          all Lot Sale Contracts in existence on the Effective Date (or drafts thereof if unexecuted as of the Effective Date);

(i)          all Reimbursement Contracts in existence on the Effective Date (or drafts thereof if unexecuted as of the Effective Date); and

(j)          such other and further information, documents, agreements and certificates as are reasonably requested by Lender.

No waiver by Lender of the timely delivery of any Closing Delivery will constitute a waiver of any condition precedent to any obligation of Lender to make any Advance or to require delivery of any Closing Delivery prior to the funding of any Advance.

8.             Conditions Precedent to Advances.   Borrower agrees that, notwithstanding anything to the contrary contained herein or in the other Loan Documents, Lender’s obligation to fund any Advance or to make any Interest Reserve Accrual shall be conditioned upon the satisfaction by Borrower of each of the following conditions, on and as of the funding date for the Advance or the date of the Interest Reserve Accrual, as applicable (the “Advance Conditions”):

(a)          no event constituting an Event of Default shall have occurred and be continuing;

(b)          the Principal Officer shall have executed and delivered to Lender an Advance Request dated the funding date, all matters certified in the Advance Request shall be true and correct in all respects, and Lender shall have approved the Advance Request, as determined by Lender in its sole discretion;

(c)          all statements contained in all Loan Documents and all other certificates, statements and data furnished to Lender by or on behalf of Borrower or in connection with the transactions contemplated by this Agreement or any of the other Loan Documents (including all of the documents and information required to be delivered to Lender by Section 7) shall be true and complete in all material respects, and there are no facts or events actually known to Borrower that, if disclosed to Lender, would make such statements, certificates or date untrue in any material respect (and Borrower agrees to inform Lender, prior to Lender making any such Advance, of any such facts or events actually known to Borrower);

(d)  all of the Loan Documents shall be valid and subsisting, enforceable and in full force and effect and in the priority Lien position stated therein;

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(e)          all Loan Expenses owing shall have been paid in full;

(f)          the Title Company shall have delivered to Lender the Title Company’s unconditional commitment to issue the Title Policy for the Deed of Trust pursuant to a commitment that is satisfactory to Lender in all respects in the full Note amount, with all endorsements thereto required by Lender, at Borrower’s expense;

(g)          the Title Company shall have executed Lender’s Closing instruction and title objection letter and have complied with all conditions therein;

(h)          the amount of the requested Advance, when added to the outstanding principal amount of all Loan then outstanding, would not exceed the Commitment;

(i)          the amount of the Advance has been approved by Lender and the proceeds from such Advance shall be used for Approved Purposes;

(j)          Borrower shall have complied with each other reasonable request of Lender made in connection with the Advance; and

(k)          for any Advance following the Initial Commitment Advance, Borrower shall have satisfied all conditions of the Post-Closing Agreement.

No waiver given in connection with any Advance will constitute a waiver of any condition precedent with respect to future Advances.

9.            Representations and Warranties.   Borrower and each Borrower-Related Party represents and warrants to Lender as follows:

(a)          Due Organization, Existence and Authority.   Borrower and each Borrower-Related Party that is an entity (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and (ii) has full power and authority to own its properties, carry on its business as presently conducted and as proposed to be conducted, and to enter into and perform its obligations under this Agreement and the other Loan Documents to which it is a party.

(b)          Loan Documents Authorized.   The execution and delivery by Borrower and each Borrower-Related Party of this Agreement and the other Loan Documents and the full and timely performance of all obligations thereunder have been duly authorized by all necessary action under the Organizational Agreement of Borrower and each Borrower-Related Party and otherwise.

(c)          Loan Documents Valid, Binding and Enforceable.   This Agreement and the other Loan Documents have been duly and validly executed, issued and delivered by Borrower and each Borrower-Related Party, and constitutes the valid and legally binding obligations of Borrower and each Borrower-Related Party enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting enforcement of creditor’s rights.

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(d)          No Violation.   The execution, delivery and performance by Borrower and each Borrower-Related Party of the Loan Documents does not and will not (i) contravene the Organizational Agreement of Borrower and each Borrower-Related Party, (ii) contravene any law, rule or regulation, or any order, writ, judgment, injunction or decree or any contractual restriction binding on or affecting Borrower or any Borrower-Related Party or the Collateral, (iii) require any approval or consent of any general partner, board, manager, member, lender or any other Person, other than approvals or consents that have been previously obtained and disclosed in writing to the Lender, (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower or any Borrower-Related Party is a party or by which Borrower or any Borrower-Related Party or the Collateral may be bound or affected, or (v) result in, or require the creation or imposition of, any Lien (other than the Liens contemplated by the Loan Documents) with respect to the Collateral.

(e)          No Other Defaults; No Consents Required.   To Borrower’s knowledge, neither Borrower nor any Borrower-Related Party are in default with respect to any order, writ, injunction, decree or demand of any court or of any Governmental Authority which would have a material adverse effect on Borrower or any Borrower-Related Party, as applicable, or which affects the Property in any materially adverse manner. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by Borrower of the Loan Documents, other than approvals or consents that have been previously obtained and disclosed in writing to the Lender.

(f)          Government Regulations.   Neither Borrower nor any Borrower-Related Party is subject to regulation under the Investment Company Act of 1940, the Federal Power Act or the Public Utility Holding Company Act of 1935, the Interstate Commerce Act, as the same may be amended from time to time, or any federal or state statute or regulation limiting its ability to incur Indebtedness

(g)          Securities Activities  Neither Borrower nor any Borrower-Related Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System in effect from time to time) and not more than twenty five (25%) of the value of the assets of said entities consists of such margin stock.

(h)          Litigation Matters.   There are no actions, suits or proceedings pending, or to the knowledge of Borrower, threatened, against or affecting Borrower, any Borrower-Related Party or the Collateral, or involving the validity or enforceability of the Loan Documents or the priority of the Liens created or evidenced thereby, at law or in equity, or before or by any Governmental Authority.

(i)          Financial Statements Complete and Accurate.   All information supplied and statements made to Lender by or on behalf of Borrower or any Borrower-Related Party is in any financial statement furnished or application for credit made prior to, contemporaneously with or subsequent to the execution of this Agreement are and shall be true, correct, complete, valid and genuine; such financial statements and applications for credit have been prepared in accordance with Good Accounting Practice and fully and accurately present the financial condition of the subject thereof as of the date thereof and no material adverse change has occurred in the financial condition reflected therein since the respective dates thereof; and no additional borrowings have been made by Borrower or any Borrower-Related Party since the respective dates thereof other than (i) the borrowing contemplated hereby and (ii) other borrowings approved by Lender’s prior written consent, which may be given or withheld in Lender’s sole discretion.

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(j)          Environmental Liability.   To the knowledge of Borrower, no hazardous substances or solid wastes have been disposed of or otherwise released on the Property in violation of Environmental Laws, nor is the Property including its soil, ground, water, air and other elements, contaminated by hazardous substances or solid wastes in violation of Environmental Laws. The terms “hazardous substance” and release” shall have the meanings specified in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et. seq.) (“CERCLA”), and the terms “solid waste” and “disposal” (or “disposed”) shall have the meanings specified in the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et. seq.) (“RCRA”); provided, to the extent that the laws of the State of Texas establish a meaning for “hazardous substance”, “release”, “solid waste”, or “disposal” or “disposed”) that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

(k)          Tax Liabilities.   Borrower has filed all tax returns required to be filed, or has obtained an extension which is currently valid and in effect, for all federal, state, county, local, and foreign tax returns and reports required to be filed, including, without limitation, taxes on the Collateral and all applicable income, payroll, personal property, real property, employee withholding, social security, unemployment, franchise, excise, use and sales taxes. Borrower has paid in full all taxes that have become due as reflected on all such returns and reports including any interest and penalties, expect for taxes being contested in good faith and for which such taxpayer has set aside adequate reserves for the payment thereof. Borrower has established adequate reserves for all taxes payable but not yet due. No governmental claim for additional taxes, interest, or penalties is pending or, to the knowledge of Borrower, threatened against Borrower or the Collateral.

(l)          Compliance With Legal Requirements.   Borrower and each Borrower-Related Party is in compliance with all legal requirements in respect of the conduct of its business and the ownership of its assets. No violation of any legal requirement exists with respect to the Property; the anticipated use of the Property complies with all applicable legal requirements; and all legal requirements applicable to the Property have been satisfied. Borrower and each Borrower-Related Party owns or has the continuing right to use all permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names, trade name rights and copyrights which are required to conduct its business.

(m)          Full Disclosure.   All statements contained in any Loan Document shall constitute representations and warranties. None of the representations, warranties, covenants, agreements or statements contained in any Loan Document or any schedule, exhibit, report, statement or certificate furnished to Lender by or on behalf of Borrower or any Borrower-Related Party in connection with the Loan contains or will contain any untrue statement of a material fact, or omits or will omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

(n)          No Known Material Adverse Fact.   Neither Borrower nor any Borrower-Related Party knows of any fact which materially and adversely affects the Collateral, or the business, operations, prospects or condition, financial or otherwise, of Borrower.

(o)          Survival of Representations and Warranties.   All representations and warranties made by or on behalf of Borrower or any Borrower-Related Party herein or in any other Loan Document shall survive the delivery of this Agreement and the making of the Loan and any investigation at any time made by or on behalf of Lender shall not diminish its rights to rely thereon.

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(p)          No Usury.   Without limiting the generality of any other representation or warranty set forth herein or in any other Loan Document, the Loan is a commercial loan and not usurious under the laws of the State of Texas.

(q)          Advisement by Lender.  Prior to entering into this Agreement and the other Loan Documents, Borrower and each Borrower-Related Party has been advised by Lender to seek the advice of an attorney and an accountant in connection with the Loan. Borrower and each Borrower-Related Party have had the opportunity to seek the advice of an attorney and accountant of its choice in connection with the Loan.

(r)          Adequate Consideration.   Prior to entering into this Agreement and the other Loan Documents, Borrower and each Borrower-Related Party has reviewed the benefits to be provided to it as a result of the Lender making the Loan and have concluded that (i) the Loan and the terms and conditions of the Loan Documents are in the bests interests of Borrower and the Borrower-Related Parties, (ii) the benefits of the Loan and the Loan Documents are reasonably equivalent in value to the Collateral to be pledged to secure the Loan and the obligations assumed and to be assumed by them pursuant to the Loan Documents, and (ii) direct and indirect benefits will flow to Borrower and the Borrower-Related Parties by virtue of Borrower and the Borrower-Related Parties providing guaranties and Collateral to secure any present or future Indebtedness of Borrower or the Borrower-Related Parties to Lender.

(s)          No Partnership, Joint Venture or Agency Intended.   Nothing in this Agreement or the other Loan Documents is intended or shall in any way be construed so as to create any form of partnership, joint venture or agency relationship between the Borrower and each Borrower-Related Party, on the one hand, and the Lender on the other hand, the parties hereto having expressly disclaimed any intention of any kind to create any partnership or agency relationship between them resulting from or arising out of the Loan Documents.

(t)          Reimbursement Contracts.   On the Effective Date, there are no Reimbursement Contracts in effect between any District and Borrower, other than the Water Reimbursement Contract.

(u)          Lot Sale Contracts. No Lot Sale Contract exists covering any of the Property on the date of Closing, other than the Cheldan Lot Sale Contract, the Dunhill Lot Sale Contract, the First Texas Lot Sale Contract and the Grand Homes Lot Sale Contract.

(v)         Ownership.   Borrower owns the Property and owns all of the improvements thereon (other than any off-site improvements and any public utilities and roadways), and all “materials” (as defined in Section 53.001 of the Texas Property Code) are free and clear of all Liens except those in favor of Lender.

(w)          Zoning.   The use of the Property as residential real property complies with all applicable zoning ordinances, regulations and restrictive covenants affecting the Property.

(x)          No Work Performed. No labor or services have been performed by on behalf of Borrower or otherwise, and no materials have been furnished or delivered by on or behalf of Borrower or otherwise to, the Property prior to the recording the Deed of Trust, which could give rise to a Lien on the Property with priority equal to or greater than the Liens and security interests of the Deed of Trust or other Loan Documents. No party has any right to claim a mechanics or materialmens lien, whether statutory or constitutional, against the Property.

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10.          Covenants.  Borrower and each Borrower-Related Party covenants and agrees as follows:

(a)          Payment; Performance.   Borrower shall promptly pay all amounts due and owing to Lender under this Agreement. Borrower and each Borrower-Related Party shall timely perform and comply with each agreement and covenant made by them under this Agreement and the other Loan Documents.

(b)          Use of Proceeds. Borrower shall use the proceeds of this Agreement solely for the acquisition of the Property, related closing costs and expenses, and management of the Property, and other costs and expenses included in the Approved Budget. In no event shall the proceeds of this Agreement be used, directly or indirectly, for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any “margin stock” (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System).

(c)          Indebtedness.  Except for Owner Loans, Borrower shall not incur any Indebtedness or guaranty or provide security for any Indebtedness of another Person or enter into any agreement to do so without the prior written consent of Lender, which may be which may be given or withheld in Lender’s sole discretion. As a condition of Lender granting such consent, Lender may require Borrower and the other lender to enter into a subordination agreement in favor of Lender, which shall be satisfactory to Lender in all respects. Notwithstanding the foregoing, Borrower may incur trade debt to vendors, and suppliers and providers of services in the ordinary course of business without violation of this Section 10(c).

(d)          Restriction on Fundamental Changes. Without the prior written consent of Lender, which may be given or withheld in Lender’s sole discretion, Borrower will not: (i) engage in any business activities or operations substantially different from or unrelated to those in which it was engaged on the Effective Date, (ii) merge into or consolidate with any Person or dissolve, terminate, liquidate or wind-up (or suffer any liquidation or dissolution) in whole or in part, or transfer or otherwise dispose of all its assets or change its legal structure, (iii) acquire, by purchase or otherwise, all or substantially all of the business or property of, or stock or partnership interest in, or other evidence of beneficial ownership of any Person, (iv) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any principal or Affiliate of Borrower or any other Person, (v) make any loans or advances to any third party, including any principal or Affiliate of Borrower (vi) fail to maintain its records, books of account and bank accounts separate and apart from those of the Affiliates of Borrower and any other Person or entity, (vii) change the management of Borrower from Mehrdad Moayedi, or (viii) modify or amend the Organizational Agreements of Borrower or any Borrower-Related Party.

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(e)          Notice of Certain Events.   Borrower shall promptly notify Lender in writing of (i) the occurrence of any event or series of events causing, or that could be expected to cause or has caused, a material adverse effect on the operations or financial condition of Borrower, any Borrower-Related Party or the Collateral, (ii) the occurrence of any Event of Default, (iii) any default by Borrower or the acceleration of the maturity of any Indebtedness owed by Borrower or any Borrower-Related Party under any loan agreement, indenture, mortgage, promissory note, contract or instrument to which Borrower or any Borrower-Related Party is a party or by which any material asset or property of Borrower or any Borrower-Related Party is bound, (iv) any litigation instituted against Borrower or the Collateral, or any claim made by any Person against or affecting the Collateral, (v) notices of violation received from any Governmental Authority that may adversely affect the Collateral, (vi) any audits of any federal or state tax returns of Borrower or any Borrower-Related party and the results of any such audit, (vii) any condemnation or similar proceedings with respect to the Property, (viii) any Lien affecting the Property other than the Liens in favor of Lender and Permitted Exceptions, (ix) any other matters which could reasonably be expected to adversely affect Borrower’s ability to perform its obligations under this Agreement, and (x) any termination of, or any default under, or any receipt of notice of termination or default, under any Lot Sale Contract or Reimbursement Contract. Borrower shall notify Lender in writing at least thirty (30) days prior to the date that it or any Borrower-Related Party changes its or his name, address, principal place of business, or the place that it maintains its or his books and records.

(f)          Financial Statements; Tax Returns.   Borrower shall deliver or cause to be delivered to Lender, the following:

(i)          within sixty (60) days after the end of each fiscal quarter, the unaudited financial statements of Borrower, prepared in accordance with Good Accounting Practice, and combined or consolidated as appropriate, including all notes related thereto;

(ii)         within one hundred twenty (120) days after the end of each fiscal year, the unaudited financial statements of Borrower, prepared in accordance with Good Accounting Practice, and combined or consolidated as appropriate, including all notes related thereto;

(iii)        copies of all federal and state tax returns prepared with respect to Borrower within ten (10) days of such documents being filed with the Internal Revenue Service or applicable state authority, along with an audit thereof upon request of Lender; and

(iv)        such other information relating to the financial condition and affairs of Borrower, and the Collateral as Lender may from time to time request.

All financial statements shall be accompanied by duly executed Financial Statement Certifications.

(g)          Taxes.   Borrower shall pay or cause to be paid all federal, state and local taxes levied against it and its assets and the Collateral as they become due and payable and before the same become delinquent. Borrower shall furnish to Lender evidence that all such taxes are paid within ten (10) days following the date of payment. Notwithstanding the foregoing, Borrower shall have the right to pay such tax under protest or to otherwise contest any such tax or assessment, but only if (i) such contest has the effect of preventing the collection of such taxes so contested and also of preventing the sale or forfeiture of any property subject thereto, (ii) they have notified Lender of the intent to contest such taxes, and (iii) adequate reserves for the liability associated with such tax have been established in accordance with Good Accounting Practice.

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(h)          Liens.   Borrower and each Borrower-Related Party shall not create, incur, assume, permit or suffer to exist any Lien on or against the Collateral except Liens expressly permitted by the Loan Documents.

(i)          Operation of Business; Licenses and Permits.   Borrower and each Borrower-Related Party shall operate its business, manage and maintain the Property in compliance with all applicable federal, state and local laws, rules, regulations, and ordinances. Borrower and each Borrower-Related Party shall maintain or engage sufficient qualified personnel for the operations of its business. Borrower and each Borrower-Related Party shall maintain its existence and good standing in each state where it operates or does any business, except in any jurisdictions where the failure to maintain such existence and good standing would not have a material adverse effect individually or in the aggregate, on its financial condition or operations. Borrower and each Borrower-Related Party shall obtain, maintain and keep current, all consents, licenses, permits, authorizations, permissions and certificates which may be required or imposed by any Governmental Authority or which are required by applicable federal, state or local laws, regulations and ordinances, including, without limitation, those required to manage and maintain the Property.

(j)          No Defaults.   Borrower will not permit any “default” or “event of default” to occur under any documents evidencing any Indebtedness if the same may have a material adverse effect on Borrower, the Mortgaged Property, or Borrower’s ability to repay the Loan.

(k)          Borrower and Property Documents.   In addition to the information otherwise required to be provided to Lender pursuant to the Loan Documents, Borrower shall, within five (5) days following Lender’s request, furnish to Lender, the following documents:

(i)          all documents, certificates, agreements, contracts and other materials required by or designated in the Advance Conditions, including, without limitation, all amendments, modifications, and supplements thereto, and all new and additional documents, certificates, and agreements, contracts and other materials relating thereto;

(ii)         all capital expenditure and expense reports, invoices and documentation of expenses and capital expenditures, bank account information and records, and other material financial and operational information related to the Collateral, including, without limitation, an itemized breakdown of all costs and expenses, and all contracts evidencing such costs and expenses;

(iii)        minutes of the meetings and all written consents of the general partner, managers, members, board or other governing authority of Borrower relating in any respect to the Collateral including, without limitation, the Property;

(iv)        promissory notes, loan documents, contracts and agreements evidencing Indebtedness of Borrower and the Borrower-Related Parties and all amendments, modifications and supplements thereto;

(v)         any new documents or information, and any updates, supplements, or replacements for any documents or information, required to be delivered to Lender pursuant to the Loan Documents;

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(vi)        all Reimbursement Contracts and each amendment, modification and supplement thereto (provided, that by this reference, Lender shall not be deemed to have approved any Reimbursement Contract or such amendment, modification or supplement);

(vii)       all Lot Sale Contracts and each amendment, modification and supplement thereto (provided, that by this reference, Lender shall not be deemed to have approved any such Lot Sale Contract or amendment, modification or supplement);

(viii)      other contracts and agreements relating to the Property, its maintenance, development, construction, and management and each amendment, modification and supplement thereto (provided, that by this reference, Lender shall not be deemed to have approved any such contract or agreement, or amendment, modification or supplement); and

(ix)         all other information with respect to Borrower, each Borrower-Related Party or the Collateral that Lender may reasonably request from time to time.

(l)          Transactions with Affiliates.   Borrower shall not enter into or be a party to any agreement or transaction with any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of Borrower’s business and upon fair and reasonable terms that are no less favorable to Borrower than it would obtain in a comparable arms-length transaction with a Person not an Affiliate of Borrower, and on terms consistent with the business relationship of Borrower and such Affiliate prior to the Effective Date, and fully disclosed to Lender.

(m)          Audit; Inspections.   Borrower and each Borrower-Related Party shall permit Lender and its employees, representatives, auditors, inspectors, collateral verification agents, attorneys, accountants and agents (collectively, the “Lender Representatives”), at any time and from time to time, at Borrower’s expense, to (i) audit all books and records related to Borrower, each Borrower-Related Party and the Collateral, (ii) visit and inspect the offices of Borrower and each Borrower-Related party and to inspect and make copies of all books and records, and to copy and record any information the Lender Representatives obtain, and (iii) visit and inspect the Property. Borrower and each Borrower-Related Party agree to cooperate fully with Lender in connection with such audits and inspections.

(n)          Agreements related to the Property.   Without the prior written consent of Lender, which may be given or withheld in Lender’s sole discretion, neither Borrower nor any Borrower-Related Party shall enter into, amend, modify or terminate any agreement related to the Collateral that reasonably would be expected to hinder, delay or impair the timely payment of the Debt or the performance by Borrower or any Borrower-Related party of any obligations under the Loan Documents, or that could have a material adverse effect on the value of the Collateral or Lender’s Liens against the Collateral.

(o)          General Liability Insurance.   Borrower shall at all times maintain or cause to be maintained general liability insurance with coverage amounts that are normal and customary for similarly-situated entities engaged in similar businesses. Each such policy shall provide that Lender be given at least thirty (30) days written notice as a condition precedent to any cancellation thereof or material change therein. Borrower shall obtain an endorsement to each such policy naming Lender as an additional insured to each such policy, and provide Lender annually with the insurance certificate, evidencing such coverage, the endorsement of each such policy to Lender, and evidence of payment of the premium for each such policy.

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(p)          Notice of Casualty.   Borrower shall notify Lender promptly if any part of the Mortgaged Property suffers material damage or destruction, and Lender may, without liability, refuse to make further advances until Borrower makes arrangements satisfactory to Lender for restoration or replacement of the damaged or destroyed portion of the Mortgaged Property.

(q)          Communications.   Borrower and each Borrower-Related Party hereby consents to and agrees that Lender and its representatives, employees, project managers, and consultants may communicate with (verbally and in writing, in person and via electronic communications), and exchange information among and between, all contractors, subcontractors, engineers, design professionals and all others who have performed or have contracted to provide work and/or services for the Mortgaged Property or any portion thereof, together with their respective principals, employees and agents. Borrower and each Borrower-Related Party hereby releases and holds harmless, and agrees to indemnify, Lender, its general partner and their respective partners, officers, directors, shareholders, representatives, employees, and agents (each, a “Released Party”), from and against any and all damages, claims, liabilities and expenses related to, associated with or in respect of any such communications or exchanges of information, whether or not they shall be caused in whole or in part by the negligence of a Released Party, excluding Lender’s intentional misconduct or gross negligence.

(r)          Reimbursement Contracts.   Except with respect to the Water Reimbursement Contract, Borrower shall obtain Lender’s written consent prior to entering into or permitting any Affiliate to enter into any Reimbursement Contract, or prior to becoming an assignee of, or otherwise becoming entitled to receive proceeds under, any such Reimbursement Contract. As a condition to giving its prior written consent, which may be given or withheld in Lender’s sole discretion, Borrower agrees that Lender may require, in its sole discretion, that (i) the Reimbursement Contract and the proceeds therefrom or related thereto be assigned to Lender pursuant to an Assignment of Contract Rights or other assignment form satisfactory to Lender in form and substance and filed of record, and/or (ii) the proceeds therefrom or related thereto be paid to Lender, which shall be applied by Lender to reduce Borrower’s obligations owed to Lender under this Agreement and the other Loan Documents, until all such obligations have been paid in full. Notwithstanding anything else to the contrary contained herein or in any other Loan Document, in no event shall any Reimbursement Contract require or result in a subordination of Lender’s Lien against the Collateral. Borrower agrees to, and agrees to cause its Affiliates to, execute, enter into and deliver to Lender an Assignment of Contract Rights or any additional agreements or assignments that Lender may request in order to facilitate the obligations of Borrower under this Section. If despite an assignment to Lender, Borrower receives any reimbursement or other proceeds resulting from a Reimbursement Contract, then Borrower agrees to immediately pay over to Lender the full amount of such proceeds, which shall be applied by Lender to reduce Borrower’s obligations owed to Lender under this Agreement and the other Loan Documents, until all such obligations have been paid in full. Borrower shall not amend, modify, or supplement any Reimbursement Contract or permit or consent to any such amendment, modification or supplement without Lender’s prior written consent, which may be given or withheld in Lender’s sole discretion.

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(s)          Compliance with Lot Sale Contracts.   Borrower shall comply in all respects with its obligations under each Lot Sale Contract and shall not take any action or inaction that creates a Borrower default under any such Lot Sale Contract. Borrower shall not terminate any Lot Sale Contract except in accordance with its terms upon default thereunder by the Builder, in which case, Borrower shall obtain the prior written consent of Lender, which may be given or withheld in Lender’ s sole discretion, to terminate such Lot Sale Contract. Borrower shall obtain the prior written consent of Lender, which may be given or withheld in Lender’s sole discretion, before entering into any agreement that amends, modifies or supplements any Lot Sale Contract. Lender shall not unreasonably withhold or delay its consent to an amendment, modification or supplement of any Lot Sale Contract if Borrower shall have consented to such amendment, modification or supplement; provided, however, that Lender may withhold its consent, as determined by Lender in its sole discretion, to any amendment, modification or supplement to any Lot Sale Contract which (i) decreases the purchase price payable for any Lots, (ii) delays the acquisition of any Lot beyond the schedule or date(s) agreed in such Lot Sale Contract, (iii) could reasonably be expected to delay or impair the ability of Borrower to timely repay the Loan in accordance with the terms and conditions or the Loan Documents, (iv) violates any of the Loan Documents, or (v) in Lender’s opinion, materially and adversely affects Lender’s security for the Loan or the rights and benefits of Borrower under such Lot Sale Contract.

(t)          Additional Covenants for Lot Sale Contracts.   Except with respect to the Cheldan Lot Sale Contract, the Dunhill Lot Sale Contract, the First Texas Lot Sale Contract and the Grand Homes Lot Sale Contract, Borrower shall obtain Lender’s prior written consent, which may be given or withheld in Lender’s sole discretion, before entering into any Lot Sale Contract. Each Lot Purchaser must be either (i) an Approved Builder or (ii) another Person approved by Lender in its sole discretion. For each Lot Sale Contract, the purchase price of the Lots, the timing of the take down schedule, if any, the other terms and conditions of each Lot Sale Contract relating to the purchase price and timing of payment for the Lots must be satisfactory to Lender in its sole discretion. Concurrently with entering into any Lot Sale Contract and as a condition to Lender approving any Lot Sale Contract, Borrower shall execute and deliver to Lender, and shall cause the Lot Purchaser under the Lot Sale Contract, together with any title company or other escrow agent holding earnest money (in the form of cash, a letter of credit or otherwise) to execute and deliver to Lender, all of the following: (i) an Assignment of Lot Sale Contract, (ii) if required by Lender, a consent to the Assignment of Lot Sale Contract executed by the Lot Purchaser, and (iii) and, in the event that Earnest Money is delivered or deposited in support of the Lot Sale Contract, if required by Lender, an Earnest Money Assignment. Borrower further agrees to enter into such amendments, modification or supplements to the Loan Documents in the form provided by Lender and to make such representations, warranties, covenants, that Lender deems necessary or desirable in connection with each such Lot Sale Contract.

(u)          Certain Approvals, Deliveries and Property Covenants.

(i)          Approved Budget.   The Approved Budget is attached hereto as Exhibit “F”. All Improvements to the Property shall be constructed in accordance with the Approved Budget. Borrower shall not construct any Improvements on the Property, enter into any Construction Contract, or order any supplies or materials, until Borrower as received notice that Lender has consented to the Approved Budget. Borrower and the Borrower-Related Parties shall not make, consent to, approve, adopt or vote in favor of any modification, amendment, supplement, or other change to the Approved Budget (except for changes in line items that do not increase the overall budget amount) without Lender’s prior written consent, which may be given or withheld in Lender’s sole discretion. Borrower and the Borrower-Related Parties shall construct the Improvements and manage the Property in strict accordance with the Approved Budget.

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(ii)         Pro Forma. The Pro Forma is attached as Exhibit “C”.   Borrower and the Borrower-Related Parties shall not make, consent to, approve, adopt or vote in favor of any modification, amendment, supplement, or other change to the Pro Forma without Lender’s prior written consent, which may be given or withheld in Lender’s sole discretion. Borrower shall cause aggregate Lot sales to occur at least by the dates forth for Lot sales in the Pro Forma.

(iii)        Lot Sales Report.   Within ten (10) days after the end of each month, Borrower shall deliver to Lender, a sales report setting forth the current sales status of all Lots, including pending and anticipated Lot sales, and naming the Approved Builder or other purchaser thereof.

(iv)       Development Plan.   Borrower shall not construct any Improvements on the Property, enter into any Construction Contract, or order any supplies or materials, until Borrower as received notice that Lender has consented to the Development Plan. Borrower and the Borrower-Related Parties shall not make, consent to, approve, adopt or vote in favor of any modification, amendment, supplement, or other change to the Development Plan without Lender’s prior written consent, which may be given or withheld in Lender’s sole discretion. Borrower and the Borrower-Related Parties shall construct the Improvements and develop the Property in strict accordance with the Development Plan and shall not permit any changes to the Property to occur, other than in accordance with the Development Plan.

(v)        Plans and Specifications.  Borrower shall not construct any Improvements on the Property, enter into any Construction Contract, or order any supplies or materials, until Borrower as received notice that Lender has consented to the Plans and Specifications. Borrower and the Borrower-Related Parties shall not make, consent to, approve, adopt or vote in favor of any modification, amendment, supplement, or other change to the Plans and Specifications without Lender’s prior written consent, which may be given or withheld in Lender’s sole discretion. Borrower and the Borrower-Related Parties shall construct the Improvements and develop the Property in strict accordance with the Plans and Specifications.

(vi)       Limitation on Transfer of Amenities.   Borrower will not sell, lease, transfer or otherwise dispose of the existing or future common amenities, except to the property owners association created for the benefit of the owners of the Lots and upon compliance with the applicable provisions of the Deed of Trust.

(vii)      Lot Sales.   Borrower will not sell or lease, or offer to sell or lease, any portion of the Property unless such sale or lease transaction is exempt from the requirements of the Interstate Land Sales Full Disclosure Act or Borrower complies with all of the provisions thereof with respect to “Statements of Record” (as defined therein) and “Property Reports” (as defined therein).

(viii)     Utilities.   Borrower shall secure utility services, including, without limitation, water and sewer taps for the Lots and shall not permit any right to obtain utility services, including, without limitation, water and sewer taps, to expire.

(v)         Lease.   Borrower shall obtain Lender’s prior written consent, which may be given or withheld in Lender’s sole discretion, before entering into any lease for the Property or any portion thereof (the “Lease”). Borrower further agrees to amend, modify or supplement the Loan Documents to incorporate such representations, warranties, covenants, agreements and Events of Default and other terms and conditions that Lender deems reasonably necessary in connection with such Lease.

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(w)          Compliance with Reimbursement Contracts.   Borrower shall comply in all respects with its obligations under all Reimbursement Contracts and shall not take any action or inaction that creates a default under the Reimbursement Contracts.

(x)          Sales of Assets.  Borrower will not sell, lease, transfer or otherwise dispose of the Collateral, except as permitted by the Loan Documents.

(y)          Certain Construction Matters.

(i)          The Construction Contract.  Borrower shall not become a party to any Construction Contract, or other contract for the performance of any work on the Property or for the supplying of any labor, materials, or services for the development of any part of the Property ,except upon such terms and with such parties as shall be approved in advance in writing by Lender. Borrower shall cause each Contractor to execute a Contractor’s Consent, satisfactory to Lender in form and substance, and shall contain a provision subordinating the Contractor’s and all subcontractor's Liens to the Lien of the Deed of Trust. No approval by Lender of any Construction Contract or change order shall impose upon Lender any responsibility for the adequacy, form, or content of such Construction Contract or any change orders.

(ii)         Affidavit of Commencement.   If requested by Lender, within thirty (30) days after the date of commencement of construction of the Improvements, Borrower shall execute and record in the appropriate records of Denton County, Texas, an affidavit of commencement in proper form and in accordance with Texas Property Code Section 53.124, setting forth the date work actually commenced on the Improvements.

(iii)        Availability of Utilities.   All utility services necessary for the occupancy and proper operation of the Improvements for their intended purpose, will be obtained by Borrower and accounted for in the Development Plan and the Approved Budget, including water supply, storm and sanitary sewer facilities, gas, electricity and telephone facilities, and Borrower will supply evidence thereof satisfactory to Lender.

(iv)        Construction of the Improvements.  Once development of the Property has commenced, the construction of the Improvements shall be pursued with due diligence and continuity, in a good and workmanlike manner, and in accordance with sound building and engineering practices, all applicable governmental requirements, and the Development Plan. Borrower shall not permit cessation of work for a period in excess of thirty (30) days during any period of time during which development on the Property is scheduled to be performed without the prior written consent of Lender, which may be given or withheld in Lender’s sole discretion, except for delays due to strikes, riots, acts of God, war, unavailability of labor or materials, governmental laws, regulations or restrictions and Borrower shall promptly notify Lender of any such delays; provided, however, that in no event shall work cease for a period in excess of sixty (60) days regardless of the cause. Borrower shall cause all materials supplied for, or intended to be utilized in, the development of any part of the Property, but not affixed to or incorporated into the Property, to be stored on the Property or at such other location as may be approved by Lender in writing, with adequate safeguards, as required by Lender, to prevent loss, theft, damage, or commingling with other materials or projects.

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(v)        Correction of Defects.  Unless approved in writing by Lender, Borrower shall correct or cause to be corrected (i) any material defect in any part of the Improvements, (ii) any material departure in the development of any part of the Property from the Development Plan and governmental requirements, or (iii) any encroachment by any structure located on the Property upon any building line, easement, property line, or restricted area.

(z)          Consultants. Borrower agrees that Lender may engage one or more consultants and whenever consent or approval by Lender is required under this Agreement, the consent or approval may be conditioned upon consent or approval by such consultants. All reasonable costs of the consultants shall be borne by Borrower. Borrower shall cooperate with the consultants and will use commercially reasonable efforts to cause the design professionals, engineers, developers, contractors, project engineers and the employees of each of them to cooperate with the consultants and, upon request, will furnish the consultants whatever they may consider reasonably necessary or useful in connection with the performance of their duties. Borrower acknowledge and agree that the duties of the consultants run solely to Lender and that the consultants shall have no obligations or responsibilities whatsoever to Borrower or to any other Person.

(aa)         Additional Frisco Hills Collateral.   Borrower and each Borrower-Related Party hereby agree and covenant that they will not, and will not permit any Affiliate to, create, incur, assume or suffer to exist any Lien on any assets or property (real, personal or mixed, including without limitation, all land, Finished Lots and Reimbursement Contracts, and the proceeds therefrom) located in any portion of the subdivision located in Denton County, Texas commonly known as “Frisco Hills” that is owned by Borrower, any Borrower-Related Party, or any Affiliate, now owned or hereafter acquired (the “Additional Frisco Hills Collateral”), except: (i) Liens created in favor of Lender pursuant to the Loan Documents; and (ii) current or future Liens encumbering the Additional Frisco Hills Collateral otherwise approved by Lender in its sole discretion. If at any time during the term of this Loan, any such Additional Frisco Hills Collateral no longer has any Liens encumbering such Collateral, Borrower and each Borrower-Relative Party shall notify Lender within ten (10) days thereof, and Borrower and each Borrower-Related Party shall grant, or cause such Affiliate to grant, to Lender a first priority Lien on such Additional Frisco Hills Collateral and to execute a deed of trust and all such documents, instruments, agreements, assignments and certificates relating thereto or in evidence of Lender’s Lien on the Additional Frisco Hills Collateral and to pay all of Lender’s and the Title Company’s reasonable costs and expenses associated therewith.

(bb)        Valencia Project.   Borrower and each Borrower-Related Party hereby agree and covenant that they will not, and will not permit any Affiliate to, create, incur, assume or suffer to exist and Lien on any assets or property (real, personal or mixed, including without limitation, all land, Finished Lots and Reimbursement Contracts, and the proceeds therefrom) located in any portion of the subdivision located in Denton County, Texas commonly known as “Valencia on the Lake” that is owned by Valencia, any Borrower-Related Party, or Affiliate, now owned or hereafter acquired (the “Valencia Collateral”), except: (a) Liens created in favor of Orix Public Finance (“ORIX”) to secure development financing on Phases 1 and 2 of the Valencia Project, and (ii) current or future Liens encumbering the Valencia Collateral otherwise approved by Lender in its sole discretion. If at any time during the term of this Loan, Borrower requests financing to be secured by Valencia Collateral, then, Borrower and each Borrower-Relative Party shall notify Lender, and as a condition of Lender providing such financing for the benefit of Valencia, Borrower shall cause Valencia to grant Lender a subordinate Lien (subject to ORIX and any other Lien approved by Lender in its sole discretion) on such Valencia Collateral and to execute a deed of trust and all such other documents, instruments, agreements, assignments and certificates relating thereto or in evidence of Lender’s Lien on the Valencia Collateral and to pay all of Lender’s and the Title Company’s reasonable costs and expenses associated therewith.

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11.          Assignments

(a)          Assignment of Contracts. As additional security for the payment of the Debt and the payment and performance of the obligations, covenants and agreements under the Loan Documents, Borrower and each Borrower-Related Party hereby transfers and assigns to Lender for the benefit of Lender all rights and interest, but not its obligations, in, under and to all contracts, subcontracts and agreements, written or oral, between Borrower and any other party, and between parties other than Borrower, in any way relating to (i) the management, maintenance, administration, and marketing of the Property (collectively, the “Management Contracts”), (ii) the development of the Mortgaged Property and/or the construction of Improvements on the Mortgaged Property, or the supplying of material (specially fabricated or otherwise), labor, supplies, or other services therefor (collectively, the “Construction Contracts”), and (iii) the Mortgaged Property in any other regard (the “Other Contracts”, and collectively with the Management Contracts and the Construction Contracts, the “Contracts”) upon the following terms and conditions:

(A)       Borrower and each Borrower-Related Party represents and warrants to Lender that the copy of each Contract that Borrower has furnished or will furnish to Lender is or will be a true and complete copy thereof, including all amendments thereto, if any, and that Borrower’s interest therein is not subject to any claim, setoff or encumbrance;

(ii)         Neither this assignment nor any action by Lender shall constitute an assumption by Lender of any obligations under any Contract, and Borrower shall continue to be liable for all obligations of Borrower thereunder; and Borrower hereby agrees to perform all of its obligations under each Contract. Borrower and each Borrower-Related Party hereby agrees to indemnify and hold Lender harmless against and from any loss, cost, liability or expense (including, but not limited to, consultants’ fees and expenses and attorneys’ fees and expenses) incurred in connection with Borrower’s failure to perform any such Contract or any action taken by Lender, except for matters arising as a result of the gross negligence or willful misconduct by Lender;

(iii)        Upon the occurrence of an Event of Default, and during the continuance thereof, Lender shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower such action as Lender may at any time determine to be necessary or advisable to cure any default under any Contract or to protect the rights of Borrower or Lender thereunder. Lender shall incur no liability if any action so taken by it or on its behalf shall prove to be inadequate or invalid, and Borrower and each Borrower-Related Party agrees to indemnify and hold Lender harmless against and from any loss, cost, liability or expense (including but not limited to reasonable attorneys’ fees) incurred in connection with any such action, except for matters arising as a result of the gross negligence or willful misconduct of Lender;

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(iv)       Borrower hereby irrevocably constitutes and appoints Lender as Borrower’s attorney-in-fact, in Borrower’s or Lender’s name, to enforce all rights of such Borrower under each Contract; provided, however, that Lender agrees not to exercise such appointment until the occurrence of an Event of Default, and during the continuance thereof. Such appointment is coupled with an interest and is therefore irrevocable;

(v)        Prior to the occurrence of an Event of Default, Borrower shall have the right to exercise its rights as owner under each Contract; provided, that Borrower shall not cancel or amend any Contract or do or suffer to be done any act which would impair the security constituted by this assignment without the prior written consent of Lender, which may be given or withheld in Lender’s sole discretion; and

(vi)       This assignment shall inure to the benefit of Lender and its successors and assigns, any purchaser upon foreclosure of the Liens against any Property, any receiver in possession of any Property or any portion thereof and any entity affiliated with Lender which assumes Lender’s rights and obligations under this Agreement.

(b)          Without limitation, the foregoing indemnities contained in this Section 11 shall apply to Lender with respect to matters which in whole or in part are caused by or arise out of, or are claimed to be caused by or arise out of, the negligence (whether sole, comparative or contributory) or strict liability of Lender. However, such indemnities shall not apply to Lender to the extent that the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of Lender.

12.          Default.

(a)          For purposes of this Agreement, the following events shall constitute an “Event of Default”:

(i)          except for Accrued Interest Payments due during any period when Accrued Interest Payments are made by Lender pursuant to Section 5(b), the failure of Borrower to make any payment required by this Agreement in full on or before the date such payment is due (or declared due pursuant to the terms of this Agreement), whether on or prior to the Maturity Date; or

(ii)         any financial statement, representation, warranty, or certificate made or furnished by or with respect to Borrower or any Borrower-Related Party contained in this Agreement or any other Loan Document or made in connection herewith or therewith, shall be materially false, incorrect, or incomplete when made; or

(iii)        Borrower or any Borrower-Related Party shall fail to perform or observe any covenant or agreement contained in this Agreement or any other Loan Document that is not separately listed in this Section 12(a) as an Event of Default, and the same remains unremedied for ten (10) days thereafter; or

(iv)        any “event of default” or “default” occurs under any Loan Document other than this Agreement that is not separately listed in this Section 12(a), and the same remains unremedied for ten (10) days thereafter; or

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(v)         the entry of a decree or order for relief by a court having jurisdiction in respect of Borrower or any Borrower-Related Party in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, which is not vacated or dismissed within thirty (30) days, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Borrower or any Borrower-Related Party for any substantial part of their respective properties or the Property, or ordering the winding up or liquidation of such person’s affairs; or

(vi)        the commencement by Borrower or any Borrower-Related Party of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the appointment to or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Borrower or any Borrower-Related Party for any substantial part of their respective properties or the Property, or the making by Borrower or any Borrower-Related Party of any assignment for the benefit of creditors, or the admission by Borrower or any Borrower-Related Party in writing of its inability to pay its debts generally as they become due; or

(vii)       the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of the assets of Borrower or any Borrower-Related Party or the Collateral in a proceeding brought against or initiated by Borrower or any Borrower-Related Party or the Collateral; or

(viii)      if Borrower or any Borrower-Related Party that is an entity is liquidated or dissolved or winds up their affairs, or the sale or liquidation of all or substantially all of the assets of Borrower or any Borrower-Related Party that is an entity; or

(ix)        any Disposition of any Collateral occurs (except as expressly permitted by the Loan Documents) without the prior written consent of Lender, which may be given or withheld in Lender’s sole discretion; or

(x)          any “default” or “event of default” not cured within the grace period, if any, for such default or event of default (the terms “default” and “event of default” have the meaning given to such terms in the agreements and documents described below), shall occur under (A) any credit agreement, loan agreement, promissory note or other document evidencing Indebtedness for borrowed money to which Borrower or any Borrower-Related Party is a party as a borrower, debtor, guarantor or other obligor, or (B) any security agreement, pledge agreement, guaranty, deed of trust, or other agreement providing guaranty of or security or collateral for Indebtedness, executed by Borrower or any Borrower-Related Party, or

(xi)        the death or disability of the Principal Officer; or

(xii)       any Loan Document ceases to be valid and binding for any reason or Borrower or any Borrower-Related Party asserts so; or

Loan Agreement – Frisco Hills 2A, Denton County, Texas	32

(xiii)      Borrower or any Borrower-Related Party suffers the entry against it of a final judgment for the payment of money in excess of $50,000 which is not covered by insurance which is not paid in full within ten (10) days thereafter; or

(xiv)      Borrower or any Borrower-Related Party or any of their Affiliates suffers a writ or warrant of attachment or any similar process to be issued by any tribunal against all or any substantial part of its properties, assets or the Collateral including, without limitation, the Earnest Money, or the Property, and such writ or warrant of attachment or any similar process is not stayed or released within thirty (30) days after the entry or levy thereof or after any stay is vacated or set aside; or

(xv)       in Lender’s opinion, the prospect for payment or the prospect for performance with respect to this Agreement or any other agreement that Borrower or any Borrower-Related Party may have with Lender is impaired, including any impairment caused by a material adverse change in the financial condition or business of Borrower or any Borrower-Related Party, and Lender so notifies Borrower in writing; or

(xvi)      Borrower or any Borrower-Related Party fails to comply with any covenant or agreement in any of Sections 10(b), (c), (d), (h), (j), (m), (n), (r), (s), (t), (w), (x), or (aa) in any respect.

(b)          Upon the occurrence of an Event of Default described in subsection (a)(v), (vi) or (vii) above, all obligations under the Note, this Agreement and the other Loan Documents shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Borrower-Related Party and any and all sureties, guarantors and endorsers of the Note. During the continuance of any other Event of Default, then and in every such case Lender may do any or all of the following: (i) declare the principal of the Note together with all accrued and unpaid interest on the unpaid principal balance, and Loan Expenses and other amounts due to Lender under this Agreement or the other Loan Documents, to be due and payable immediately, and the same shall become and be due and payable, without notices, demands for payment, presentations for payment, notices of payment default, notices of intention to accelerate maturity, protest and notice of protest, and any other notices of any kind, all of which are expressly waived by Borrower and each Borrower-Related Party any and all sureties, guarantors and endorsers of the Note, and/or (ii) exercise any or all of its rights under all or any of the Loan Documents, and/or (iii) refuse to advance any funds hereunder, including, without limitation, any Interest Reserve, and/or (iv) refuse to release any part of the Collateral for an amount less than the entire amount of the Debt, even if Lender had previously agreed to do so, and/or (v) exercise any or all other rights and remedies available to Lender at law and at equity, including, without limitation, such rights existing under the Uniform Commercial Code. No delay on the part of Lender in exercising any power under this Agreement shall operate as a waiver of such power or right nor shall any single or partial exercise of any power or right preclude further exercise of that power or right.

(c)          If the Note is placed in the hands of an attorney for collection after an Event of Default or failure to pay under the Note, or if all or any part of the Debt represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and each Borrower-Related Party and all endorsers, sureties and guarantors of the Note, jointly and severally, agree to pay reasonable attorneys' fees and collection costs to Lender in addition to the principal and interest payable under the Note.

Loan Agreement – Frisco Hills 2A, Denton County, Texas	33

13.           Usury Laws. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document:

(a)          It is expressly stipulated and agreed to be the intent of Borrower and each Borrower-Related Party and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Debt, or applicable United States federal law to the extent that such law permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law. If the applicable law is ever judicially interpreted so as to render usurious any amount contracted for, charged, taken, reserved or received in respect of the Debt, including by reason of the acceleration of the maturity or the prepayment thereof, then it is the express intent of Borrower and each Borrower-Related Party and Lender that all amounts charged in excess of the Highest Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Highest Lawful Rate theretofore collected by Lender shall be credited on the principal balance of the Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrower), and the provisions of the Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable laws, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Note has been paid in full before the end of the stated term hereof, then Borrower and each Borrower-Related Party and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Highest Lawful Rate, either credit such excess interest against the Debt then owing by Borrower to Lender and/or refund such excess interest to Borrower. Borrower and each Borrower-Related Party hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Debt then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated or spread, using the actuarial method, throughout the stated term of the Note (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Debt does not exceed the Highest Lawful Rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Note or any other part of the Debt. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. The terms and provisions of this paragraph shall control and supersede every other term, covenant or provision contained herein, in any of the other Loan Documents or in any other document or instrument pertaining to the Debt.

Loan Agreement – Frisco Hills 2A, Denton County, Texas	34

(b)          To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Highest Lawful Rate payable on the Note or any other part of the Debt, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Highest Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Highest Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by such applicable law now or hereafter in effect.

14.           Indemnity; Release. Borrower and each Borrower-Related Party jointly and severally agrees to indemnify Lender, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable, documented fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever, now existing (in this section, collectively called “Liabilities and Costs”) to the extent actually imposed on, incurred by, or asserted against Lender in its capacity as lender hereunder growing out of, resulting from or in any other way associated with (a) this Agreement and the other Loan Documents or any of the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein, (b) any claim that the Loan evidenced hereby is contractually usurious, and (c) any use, handling, storage, transportation, or disposal of hazardous or toxic materials on or about the Property.

The foregoing indemnifications shall apply whether or not such Liabilities and Costs are in any way or to any extent owned in whole or in part under any claim or theory of strict liability, or are caused in whole or in part by any negligent act or omission of any kind by Lender;

provided only that Lender shall not be entitled under this section to receive indemnification for that portion, if any, of any Liabilities and Costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including Borrower and each Borrower-Related Party) ever alleges such gross negligence or willful misconduct by Lender, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section, the term “Lender” shall refer not only to the Person designated as such in this Agreement but also to each partner, director, officer, attorney, employee, representative and Affiliate of such Person.

For good and valuable consideration set forth herein, including the promises, agreements, covenants, representations and obligations set forth in this Agreement and the other Loan Documents, Borrower and each Borrower-Related Party hereby releases and forever discharges, and covenants not to sue or file any charges or claims against Lender for any and all existing or future claims, demands and causes of action, in contract or in tort, at law or in equity, known or unknown, pending or threatened, for all existing and future damages arising out of or in any way associated with this Agreement and the other Loan Documents and the Loan made pursuant hereto and thereto.

15.           No Presumption. Borrower and each Borrower-Related Party represents and warrants to Lender that they have read and fully understand the terms and provisions hereof, have had an opportunity to review this Agreement and the other Loan Documents with legal counsel and have executed this Agreement and the other Loan Documents based on their own judgment. If an ambiguity or question of intent or interpretation arises, the Loan Documents will be construed as if drafted jointly by Borrower and each Borrower-Related Party and Lender and no presumption or burden of proof will arise favoring or disfavoring any party because of authorship of any provision of the Loan Documents.

Loan Agreement – Frisco Hills 2A, Denton County, Texas	35

16.           Set-Off. Borrower hereby gives and confirms to Lender a right of set-off of all moneys, securities and other property of Borrower (whether special, general or limited) and the proceeds thereof, now or hereafter delivered to remain with or in transit in any manner to Lender, its correspondents or its agents from or for Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise or coming into possession of Lender in any way, and also, of all other liabilities and obligations now or hereafter owed by Borrower to Lender, contracted with or acquired by Lender, whether joint, several, absolute, contingent, secured, unsecured, matured or unmatured, hereby authorizing Lender at any time after an Event of Default has occurred and is continuing, without prior notice, to apply such balances, credits of claims or any part thereof, to such liabilities in such amounts as it may select, whether contingent, unmatured or otherwise, and whether any collateral security therefor is deemed adequate or not. The rights described herein shall be in addition to any collateral security described in any separate agreement executed by Borrower.

17.           No Third Party Beneficiaries. The benefits of this Agreement and the Loan Documents will not inure to any third party. Notwithstanding anything contained in the Loan Documents or any conduct or course of conduct by Borrower or any Borrower-Related Party or Lender, before or after the date of this Agreement, this Agreement will not be construed as creating any rights, claims, or causes of action against Lender, or any of its officers, directors, agents or employees, in favor of any contractor, subcontractor, supplier of labor or materials, or any of their respective creditors, or any other person or entity other than Borrower. Without limiting the generality of the foregoing, Advances made to any Person other than Borrower (including, without limitation, any contractor, subcontractor or supplier of labor or materials) will not be deemed recognition by Lender of any third-party beneficiary status claimed by any such person or entity.

18.           Cumulative Remedies. All rights and remedies that Lender is afforded by reason of the Loan Documents are separate and cumulative with respect to Borrower or any of them and otherwise and may be pursued separately, successively, or concurrently, as Lender deems advisable. In addition, all such rights and remedies are non-exclusive and shall in no way limit or prejudice Lender’s ability to pursue any other legal or equitable rights or remedies that may be available to Lender.

19.          Notice. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by any of the following methods: (i) registered or certified mail, (ii) facsimile, (iii) delivered personally by courier service, or (iv) delivered by nationally recognized overnight delivery service; in each case, addressed to the respective parties as follows:

If to Borrower:	FH 295, LLC

1800 Valley View Lane, Suite 300

Farmers Branch, Texas 75234

Facsimile No. (469) 892-7201

Attention: Mehrdad Moayedi

Loan Agreement – Frisco Hills 2A, Denton County, Texas	36

If to a

Borrower-Related Party:	Mehrdad Moayedi

CTMGT, LLC

Centamtar Terras, L.L.C.

1800 Valley View Lane, Suite 300

Farmers Branch, Texas 75234

Facsimile No. (469) 892-7201

Attention: Mehrdad Moayedi

If to Lender:	United Development Funding Income Fund V

1301 Municipal Way, Suite 200

Grapevine, Texas 76051

Facsimile No. (817) 835-0383

Attention: Ben Wissink and Melissa Youngblood

With a Copy to:

(which shall not constitute notice to)

Michael B. Franklin

Hallett & Perrin, P.C.

1445 Ross Avenue, Suite 2400

Dallas, Texas 75202

Facsimile No. (214) 922-4142

Each notice or other communication will be treated as effective and as having been given and received (i) if sent by certified mail, or registered mail, three (3) Business Days after deposit in a regularly maintained receptacle for deposit of United States mail, (ii) if sent by facsimile, upon written or electronic confirmation of facsimile transfer, (iii) if delivered by courier, upon written or electronic confirmation of delivery from such service, or (iv) if sent by nationally-recognized overnight delivery service, upon written or electronic confirmation of delivery from such service. Borrower’s or any Borrower Related party’s address for notice may be changed at any time and from time to time, but only after thirty (30) days’ advance written notice to Lender and shall be the most recent such address furnished in writing by them to Lender. Lender’s address for notice may be changed at any time and from time to time, but only after written notice to Borrower and shall be the most recent such address furnished in writing by Lender to Borrower. Actual notice, however and from whomever given or received, shall always be effective when received.

20.           Enforcement and Waiver by Lender. Lender shall have the right at all times to enforce the provisions of this Agreement and the other Loan Documents in strict accordance with their respective terms, notwithstanding any conduct or custom on the part of Lender in refraining from so doing at any time or times. The failure of Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom or in any way or manner modified or waived the same.

21.           Choice of Law. Except to the extent that the validity or perfection of security interests or remedies in respect of any particular collateral is governed by the laws of a jurisdiction other than the state of Texas, this Agreement and the other Loan Documents shall be construed in accordance with and governed by the substantive laws of the state of Texas, without regard to its conflict of laws provisions.

Loan Agreement – Frisco Hills 2A, Denton County, Texas	37

22.           Jurisdiction; Venue. Borrower irrevocably agrees that any legal proceeding in respect of this Agreement and the other Loan Documents shall be brought in the district courts of Tarrant County, Texas or the United States District Court for the Northern District of Texas, Fort Worth Division (the “Specified Courts”). Borrower hereby irrevocably submits to the nonexclusive jurisdiction of the Specified Courts. Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have that the laying of venue of any suit, action or proceeding brought in any such Specified Court has been brought in an inconvenient forum. Borrower hereby irrevocably agrees to a transfer of all such proceedings to the Specified Courts. Nothing herein shall affect the right of Lender to commence legal proceedings or otherwise proceed against Borrower in any jurisdiction or to serve process in any manner permitted by applicable law.

23.           Counterparts. This Agreement and each other Loan Document may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

24.           Severability. If any provision of this Agreement or any other Loan Document shall be held invalid under any applicable laws, then all other terms and provisions of this Agreement and the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

25.           Amendments; Waivers. No amendment or waiver of any provision of this Agreement nor consent to any departure herefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and the affected party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

26.           Binding Effect; Assignment. This Agreement and the other Loan Documents shall be binding on Borrower and its successors and assigns, including, without limitation, any receiver, trustee or debtor in possession of or for Borrower, and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not be entitled to transfer or assign their obligations under this Agreement and the other Loan Documents in whole or in part without the prior written consent of Lender, which may be given or withheld in Lender’s sole discretion. This Agreement and the other Loan Documents are freely assignable and transferable by Lender without the consent of Borrower. Should the status, composition, structure or name of Borrower change, this Agreement and the other Loan Documents shall continue to be binding upon such Person and also cover such Person under the new status composition, structure or name according to the terms hereof and thereof.

27.           Time of the Essence. Time is of the essence in this Agreement and the Loan Documents.

28.           Captions; Number or Gender of Words. The captions in this Agreement are for the convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof. Except where the context indicates otherwise, words in the singular number will include the plural and words in the masculine gender will include the feminine and neutral, and vice versa, when they should so apply.

29.           Further Assurances; Cooperation. Borrower and each Borrower-Related Party will at any time and from time to time upon request of the Lender take or cause to be taken any action, will execute, acknowledge, deliver or record any further documents, opinions, mortgages, security agreements, financing statements, amendments to the Loan Documents or other instruments as Lender in its reasonable discretion deems necessary or appropriate to carry out the purposes of the Loan Documents and to preserve, protect and perfect the security interest intended to be created and preserved in the Collateral.

Loan Agreement – Frisco Hills 2A, Denton County, Texas	38

30.           Joint and Several Liability. “Borrower” shall mean each co-borrower hereunder, or any of them, if more than one. The obligations of said Borrower hereunder if more than one, shall be joint and several. Suit may be brought against said Borrower, jointly and severally, and against any one or more of them, or less than all, without impairing the rights of Lender against the others of said Borrower; and Lender may compromise with any one of said Borrower for such sums or sum as it may see fit and release such of said Borrower from all further liability to Lender for such Indebtedness without impairing the right of Lender to demand and collect the balance of such Indebtedness from others of said Borrower not so released.

31.           Lender Consent. Where any provision of this Loan Agreement or any other Loan Document requires Lender’s consent, or requires Borrower to obtain Lender’s consent, in each such case, Lender’s consent shall not be inferred from any action or inaction of Lender, but instead must be evidenced by a written agreement or consent executed by Lender.

32.           Waiver of Jury Trial, Punitive Damages, etc. Borrower and each Borrower-Related Party hereby knowingly, voluntarily, intentionally and irrevocably (a) waives, to the maximum extent not prohibited by law, any right Borrower and each Borrower-Related Party may have to a trial by jury in respect of any litigation based hereon, or directly or indirectly at any time arising out of, under or in connection with this Agreement or the Loan Documents or any transaction contemplated hereby or thereby or associated herewith or therewith, (b) waives, to the maximum extent not prohibited by law, any right Borrower and each Borrower-Related Party may have to claim or recover in any such litigation any “Special Damages”, as defined below, (c) certifies that no party hereto nor any representative of Lender or counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers, and (d) acknowledges that Lender has been induced to make the Loan to Borrower and to enter into the Loan Documents with Borrower and each Borrower-Related Party by, among other things, the waivers and certifications contained in this Section. As used in this Section, the term “Special Damages” means and includes special, consequential, exemplary or punitive damages (regardless of how named).

33.           Entire Agreement. This Agreement and the other Loan Documents together constitute the entire agreement among the parties concerning the subject matter hereof, and all prior discussions, agreements and statements, whether oral or written, are merged into this Agreement and the other Loan Documents. There are no unwritten oral agreements among the parties and this Agreement and the other Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

[The remainder of this page is left blank intentionally.]

Loan Agreement – Frisco Hills 2A, Denton County, Texas	39

This Agreement has been executed on this the 29th day of September, 2015 by the undersigned Borrower, to be effective for all purposes as of the Effective Date.

BORROWER:

FH 295, LLC,

a Texas limited liability company

By:	Centamtar Terras, L.L.C.
Its:	Sole Manager

By:	CTMGT, LLC
Its:	Sole Member and Manager

/s/ Mehrdad Moayedi
Mehrdad Moayedi
Sole Member and Manager

Loan Agreement – Frisco Hills 2A, Denton County, Texas	40

This Agreement has been executed on this the 29th day of September, 2015 by the undersigned Borrower-Related Parties, to be effective for all purposes as of the Effective Date.

BORROWER-RELATED PARTIES:

/s/ Mehrdad Moayedi
MEHRDAD MOAYEDI

CTMGT, LLC, a Texas limited liability company

/s/ Mehrdad Moayedi
Mehrdad Moayedi
Sole Member and Manager of CTMGT, LLC

CENTAMTAR TERRAS, L.L.C., a Texas limited liability company

By:	CTMGT, LLC
Its:	Sole Member and Manager of Centamtar Terras, L.L.C.

/s/ Mehrdad Moayedi
Mehrdad Moayedi
Sole Member and Manager of CTMGT, LLC

Loan Agreement – Frisco Hills 2A, Denton County, Texas	41

This Agreement has been executed on this the 29th day of September, 2015 by the undersigned Lender, to be effective for all purposes as of the Effective Date.

LENDER:

UNITED DEVELOPMENT FUNDING INCOME FUND V,

a real estate investment trust organized under the laws of the State of Maryland

/s/ David A. Hanson
David. A. Hanson
Chief Operating Officer and Chief Accounting Officer

Loan Agreement – Frisco Hills 2A, Denton County, Texas	42

EXHIBIT A

PROPERTY

Tract 1:

Lot 16, Block 1; Lots 12, 13, 14, Block 3; Lot 8 Block 4; Lot 1 Block 8; Lots 1 and 30, Block 9; Lots 1 and 4, Block 10, of FRISCO HILLS PHASE 1, an Addition to Denton County, Texas, according to the Plat thereof recorded under Instrument No. 2012-88, of the Plat Records of Denton County, Texas.

Tract 2:

Lot 13, Block 20, of FRISCO HILLS PHASE 4A, an Addition to Denton County, Texas, according to the Plat thereof recorded under Instrument No. 2013-66, of the Plat Records of Denton County, Texas.

Tract 3:

Lots 5, 6, AND 7, Block 15, of FRISCO HILLS PHASE 3A, an Addition to the Town of Little Elm, E.T.J., Denton County, Texas, according to the map or plat thereof recorded under Instrument No. 2013-65, of the Plat Records of Denton County, Texas.

Tract 4: Proposed Frisco Hills, Phase 2A

BEING part of that certain tract of land located in the Taylor Hicks Survey, Abstract No. 590 and the Santiago Guarrara Survey, Abstract No. 456, in Denton County, Texas, and being part of that certain tract of land described as Tract 1 in deed to FH 295, LLC, recorded in Instrument No. 2010-99644, of the Real Property Records of Denton County, Texas (RPRDCT), and being more particularly described as follows;

COMMENCING at a 5/8 inch iron rod with cap marked "PETITT-RPLS 4087" found, said iron rod being located on the west line of said Tract 1, and the east line of that certain tract of land described in deed to Valencia on the Lake, L.P., recorded in Instrument No. 2007-8103 and Instrument No. 2007-41359, RPRDCT, from which a 5/8 inch iron rod with cap marked "PETITT-RPLS 4087" found at the southwest corner of a right-of-way dedication for Virginia (Rockhill) Parkway bears North 00°17'59" East, a distance of 45.05 feet, said dedication according to Final Plat recorded in Document No. 2009-100, of the Plat Records of Denton County, Texas (PRDCT);

THENCE South 00°17'59"West, along the west line of said FH 295, LLC tract, a distance of 1262.91 feet to the POINT OF BEGINNING;

THENCE over and across said FH 295, LLC tract the following courses and distances to points for corner:

South 89°42'01" East, a distance of 125.00 feet;

South 00°17'59" West, a distance of 30.00 feet;

South 89°42'01" East, a distance of 50.00 feet;

North 00°17'59" East, a distance of 125.00 feet;

South 89°42'01" East, a distance of 378.73 feet;

South 89°42'10" East, a distance of 52.13 feet;

North 89°34'47" East, a distance of 54.12 feet;

North 88°18'03" East, a distance of 54.12 feet;

North 87°01'20" East, a distance of 54.12 feet;

Loan Agreement – Frisco Hills 2A, Denton County, Texas	43

North 85°44'36" East, a distance of 54.12 feet;

North 84°37'50" East, a distance of 40.07 feet;

North 24°48'01" East, a distance of 129.13 feet, said point also being the beginning of a non-tangent curve to the right;

Southeasterly, along said curve to the right, which has a chord that bears South 83°52'26" East for 34.41 feet, a central angle of 6°04'07", and a radius of 325.00 feet, for an arc distance of 34.42 feet;

North 9°09'37" East, a distance of 50.00 feet, said point also being the beginning of a non-tangent curve to the left;

Northwesterly, along said curve to the left, which has a chord that bears North 82°22'06" West for 20.01 feet, a central angle of 3°03'26", and a radius of 375.00 feet, for an arc distance of 20.01 feet;

North 24°48'01" East, a distance of 179.65 feet;

North 28°19'49" East, a distance of 69.49 feet;

North 34°32'29" East, a distance of 69.49 feet;

North 40°16'57" East, a distance of 58.72 feet;

North 45°32'27" East, a distance of 58.72 feet;

North 2°38'11" East, a distance of 92.79 feet;

North 78°57'35" East, a distance of 287.62 feet;

North 78°29'04" East, a distance of 41.81 feet;

North 77°23'20" East, a distance of 54.56 feet;

North 76°14'05" East, a distance of 47.02 feet;

South 14°18'58" East, a distance of 115.00 feet, said point also being the beginning of a non-tangent curve to the right;

Southwesterly, along said curve to the right, which has a chord that bears South 76°17'11" West for 54.03 feet, a central angle of 1°10'29" and a radius of 2635.00 feet, for an arc distance of 54.03 feet;

South 13°07'34" East, a distance of 50.00 feet, said point also being the beginning of a non-tangent curve to the left;

Northeasterly, along said curve to the left, which has a chord that bears North 76°39'37" East for 20.00 feet, a central angle of 00°25'36" and a radius of 2685.00 feet, for an arc distance of 20.00 feet;

South 13°33'11" East, a distance of 133.62 feet;

South 73°23'45" West, a distance of 24.98 feet;

North 72°16'54" West, a distance of 39.62 feet;

South 78°04'26" West, a distance of 58.78 feet;

South 72°23'11" West, a distance of 56.84 feet;

South 63°19'49" West, a distance of 56.84 feet;

South 54°16'26" West, a distance of 56.84 feet;

South 45°13'04" West, a distance of 56.84 feet;

South 36°09'42" West, a distance of 56.84 feet;

South 30°21'36" West, a distance of 16.00 feet;

South 25°48'06" West, a distance of 57.62 feet;

South 24°48'01" West, a distance of 1020.00 feet;

North 65°11'59" West, a distance of 106.46 feet, said point also being the beginning of a non-tangent curve to the right;

Southwesterly, along said curve to the right, which has a chord that bears South 39°14'15" West for 54.70 feet, a central angle of 54°14'13", and a radius of 60.00 feet, for an arc distance of 56.80 feet;

South 2°51'37" East, a distance of 110.95 feet;

South 87°08'23" West, a distance of 722.58 feet, said point also being in the east line of a tract of land described in said deed to Valencia on the Lake, L.P., recorded in Instrument No. 2007-8103 and Instrument No. 2007-41359, RPRDCT, and the west line of said FH 295, LLC tract;

Loan Agreement – Frisco Hills 2A, Denton County, Texas	44

THENCE North 01°55'47" East, along said common boundary line, a distance of 611.03 feet to a point for corner;

THENCE North 00°17'59" East, a distance of 176.18 feet to the POINT OF BEGINNING, and containing 24.417 acres of land, more or less.

Loan Agreement – Frisco Hills 2A, Denton County, Texas	45

EXHIBIT B

FORM OF SECURED PROMISSORY NOTE

(See Attached)

Loan Agreement – Frisco Hills 2A, Denton County, Texas	46

SECURED PROMISSORY NOTE

(Frisco Hills Phase 2A, Denton County, Texas)

UDF V Loan # 9008

U.S. $23,488,000.00	September 29, 2015 (the “Effective Date”)

FOR VALUE RECEIVED, FH 295, LLC, a Texas limited liability company (“Borrower”), as borrower, hereby unconditionally promises to pay to the order of UNITED DEVELOPMENT FUNDING INCOME FUND V, a Maryland real estate investment trust (“Lender”), the principal sum of U.S. TWENTY THREE MILLION FOUR HUNDRED EIGHTY-EIGHT THOUSAND AND NO/100 DOLLARS ($23,488,000.00), or so much thereof as may be advanced by Lender from time to time hereunder to or for the benefit or account of Borrower, together with interest thereon at the rate of interest hereinafter provided, without right of offset in favor of Borrower.

1.             Loan Documents; Security. This Secured Promissory Note (this “Note”) evidences the Loan governed by that certain Loan Agreement dated as of even date herewith among Borrower, Lender, CTMGT, LLC, a Texas limited liability company, Centamtar Terras, L.L.C., a Texas limited liability, Valencia on the Lake, L.P., a Texas limited partnership, and Mehrdad Moayedi, a natural person residing in Dallas County, Texas (as it may be amended, modified or supplemented, the “Loan Agreement”). This Note is the “Note” as such term is defined in the Loan Agreement, and terms with their initial letters capitalized terms and used in this Note, but not otherwise defined herein, shall have the respective meanings given to such terms in the Loan Agreement. Payment hereof is secured by, among other things, a Deed of Trust executed by Borrower, as grantor for the benefit of Lender, covering certain real property located in Denton County, Texas, and reference is hereby made to said Deed of Trust and the other Loan Documents for a description of the security and the liens therein granted and the rights of Borrower and Lender thereunder.

2.             Interest. The outstanding principal amount of this Note shall bear interest on each day outstanding at the Base Rate in effect on such day, unless the Default Rate shall apply. Upon the occurrence and during the continuation of an Event of Default, the outstanding principal amount of this Note shall, at Lender’s option, automatically and without the necessity of notice, bear interest from the date of such Event of Default at the Default Rate, until all such delinquent amounts are paid and such breach or Event of Default has been cured to Lender’s satisfaction as confirmed by Lender’s execution of a written agreement specifically acknowledging and describing the Event of Default so cured, and or waived by Lender as confirmed by Lender’s execution of a written agreement specifically acknowledging and describing the Event of Default so waived. “Base Rate” means the lesser of (i) thirteen percent (13%) per annum, accrued monthly and compounded annually, or (ii) the Highest Lawful Rate. “Default Rate” means the lesser of (i) eighteen percent (18.0%), accrued monthly and compounded annually, or (ii) the Highest Lawful Rate. “Highest Lawful Rate” means the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law, to the extent that it permits Lender to contract or charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all fees and expenses contracted for, charged, received, taken or reserved by Lender in connection with the transaction relating to the Loan Agreement and the Debt evidenced hereby or by the other Loan Documents which are treated as interest under applicable law.

Secured Promissory Note - CTMGT Frisco Hills 2A Denton County, Texas	1

3.             Interest and Principal Payments. Except earlier upon any acceleration of this Note:

(a)          Borrower promises to pay to Lender monthly Accrued Interest Payments on the last day of each calendar month for interest accrued during such calendar month, unless Lender makes an Interest Reserve Accrual to defer such Accrued Interest Payment as provided in Section 5(b) of the Loan Agreement;

(b)          in addition to the payments required by the provisions of clause (a) above, concurrently with each Disposition of the Mortgaged Property in whole or in part or any Lot thereof, Borrower promises to pay Lender the applicable Partial Release Amount for the portion of the Mortgaged Property or Lot so released from Lender’s Lien, which is due and payable prior to Lender providing to Borrower (or releasing from escrow with the Title Company) its partial release of Lien on such portion of the Mortgaged Property or Lot so released;

(c)          in addition to the payments required by the provision of clauses (a) and (b) above, concurrently with the occurrence of any Revenue Event, Borrower promises to pay to Lender the applicable Partial Release Amount of the proceeds from or relating to such Revenue Event up to, but not exceeding, the amount of the unpaid Debt; and

(d)          in addition to the payments required by the provisions of clauses (a) through (c) above, inclusive, Borrower promises to pay to Lender the outstanding principal balance of this Note, together with all accrued, unpaid interest thereon, unpaid Loan Expenses and other unpaid amounts due under the Loan Documents, on or prior to the Maturity Date, which is September 29, 2018.

4.             Payments. All amounts are payable to Lender in lawful money of the United States of America at the address for Lender provided in or pursuant to the notice provisions of the Loan Agreement, or at such other address as from time to time may be designated by Lender. Borrower shall make each payment which it owes under this Agreement and the other Loan Documents to Lender in full and in lawful money of the United States, without set-off, deduction or counterclaim. Under no circumstance may Borrower offset any amount owed by Borrower to Lender under this Agreement with an amount owed by Lender to Borrower under any other arrangement. All payments shall be made by cashier's check or wire transfer of immediately available funds. Should any such payment become due and payable on a day other than a business day, the date for such payment shall be extended to the next succeeding business day, and, in the case of a required payment of principal, interest or Loan Expenses or other amounts then due, interest shall accrue and be payable on such amount for the period of such extension. Each such payment must be received by Lender not later than 3:00 p.m., Grapevine, Texas time on the date such payment becomes due and payable. Any payment received by Lender after such time will be deemed to have been made on the next succeeding business day.

5.             Default and Remedies.

(a)          The happening or occurrence, at any time and from time to time, of any Event of Default as defined in the Loan Agreement shall constitute an “Event of Default” under this Note:

Secured Promissory Note - CTMGT Frisco Hills 2A Denton County, Texas	2

(b)          Upon the occurrence of an Event of Default described in subsection 12(a)(v), (vi) or (vii) of the Loan Agreement, all obligations under this Note, the Loan Agreement and the other Loan Documents shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and any and all sureties, guarantors and endorsers of this Note. During the continuance of any other Event of Default, then and in every such case Lender may do any or all of the following: (i) declare the principal of this Note together with all accrued and unpaid interest on the unpaid principal balance, and Loan Expenses and other amounts due to Lender under the Loan Agreement or the other Loan Documents, to be due and payable immediately, and the same shall become and be due and payable, without notices, demands for payment, presentations for payment, notices of payment default, notices of intention to accelerate maturity, protest and notice of protest, and any other notices of any kind, all of which are expressly waived by Borrower and any and all sureties, guarantors and endorsers of this Note, and/or (ii) exercise any or all of its rights under all or any of the Loan Documents, and/or (iii) refuse to advance any funds hereunder, including, without limitation, any Interest Reserve, and/or (iv) exercise any or all other rights and remedies available to Lender at law and at equity, including, without limitation, such rights existing under the Uniform Commercial Code. No delay on the part of Lender in exercising any power under this Agreement shall operate as a waiver of such power or right nor shall any single or partial exercise of any power or right preclude further exercise of that power or right.

6.             Attorneys' Fees and Costs. If Lender retains an attorney-at-law in connection with any Event of Default or at maturity or to collect, enforce, or defend this Note or any part hereof, or any of the other Loan Documents, in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or otherwise, Borrower agrees to pay all reasonable costs and expenses of collection, including but not limited to, Lender's reasonable attorneys' fees, whether or not any legal action shall be instituted.

7.             Usury Savings Provisions. Notwithstanding anything to the contrary contained in this Note or any other Loan Document:

(a)          It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Debt, or applicable United States federal law to the extent that such law permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law. If the applicable law is ever judicially interpreted so as to render usurious any amount contracted for, charged, taken, reserved or received in respect of the Debt, including by reason of the acceleration of the maturity or the prepayment thereof, then it is the express intent of Borrower and Lender that all amounts charged in excess of the Highest Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Highest Lawful Rate theretofore collected by Lender shall be credited on the principal balance of the Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable laws, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note has been paid in full before the end of the stated term hereof, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Highest Lawful Rate, either credit such excess interest against the Debt then owing by Borrower to Lender and/or refund such excess interest to Borrower. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Debt then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated or spread, using the actuarial method, throughout the stated term of this Note (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Debt does not exceed the Highest Lawful Rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to this Note or any other part of the Debt. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. The terms and provisions of this paragraph shall control and supersede every other term, covenant or provision contained herein, in any of the other Loan Documents or in any other document or instrument pertaining to the Debt.

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(b)          To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Highest Lawful Rate payable on this Note or any other part of the Debt, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Highest Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Highest Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by such applicable law now or hereafter in effect.

8.             Waiver. BORROWER AND ANY SURETY, ENDORSER OR GUARANTOR OF THIS NOTE SEVERALLY AND EXPRESSLY (A) WAIVE AND RELINQUISH PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF NONPAYMENT OR NONPERFORMANCE, PROTEST, NOTICE OF PROTEST, NOTICE OF INTENT TO ACCELERATE, NOTICE OF ACCELERATION, GRACE, DILIGENCE IN COLLECTING THIS NOTE OR ENFORCING ANY SECURITY THEREFOR, OR ANY OTHER NOTICES OR ANY OTHER ACTION, AND (B) CONSENT TO ALL RENEWALS, EXTENSIONS, REARRANGEMENTS AND MODIFICATIONS WHICH FROM TIME TO TIME MAY BE GRANTED BY LENDER WITHOUT NOTICE AND TO ALL PARTIAL PAYMENTS HEREON, WHETHER BEFORE OR AFTER MATURITY, WITHOUT PREJUDICE TO LENDER. LENDER SHALL SIMILARLY HAVE THE RIGHT TO DEAL IN ANY WAY, AT ANY TIME, WITH ONE OR MORE OF THE FOREGOING PARTIES WITHOUT NOTICE TO ANY OTHER PARTY, AND TO GRANT ANY SUCH PARTY ANY EXTENSIONS OF TIME FOR PAYMENT OF ANY OF SAID INDEBTEDNESS, OR TO GRANT ANY OTHER INDULGENCES OR FORBEARANCES WHATSOEVER, WITHOUT NOTICE TO ANY OTHER PARTY AND WITHOUT IN ANY WAY AFFECTING THE PERSONAL LIABILITY OF ANY PARTY TO THE LOAN DOCUMENTS.

9.            Choice of Law.  Except to the extent that the validity or perfection of security interests or remedies in respect of any particular Collateral is governed by the laws of a jurisdiction other than the state of Texas, this Note and the other Loan Documents shall be construed in accordance with and governed by the substantive laws of the state of Texas, without regard to its conflicts of laws provisions.

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10.           Notices. Any notice or demand required or given hereunder shall be delivered in accordance with the notice provisions of the Loan Agreement.

11.           Successors and Assigns. This Note and all the covenants, promises and agreements contained herein shall be binding upon and shall inure to the benefit of Lender, and its successors and assigns.

12.           Time is of the Essence. Time is of the essence with respect to all obligations of Borrower under this Note.

13.           Termination. This Note may not be terminated orally, but only by a discharge in writing signed by Lender at the time such discharge is sought.

14.           Right of Setoff. In addition to all liens upon and rights of setoff against the money, securities or other property of Borrower given to Lender now or in the future that may exist under applicable law, Lender shall have and Borrower hereby grants to Lender a lien upon and a right of setoff after reasonable notice to Borrower against all money, securities and other property of Borrower, now or hereafter in possession of or on deposit with Lender, whether held in a general or special account or deposit, for safe-keeping or otherwise, and every such lien and right of setoff may be exercised without demand upon or notice to Borrower. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Lender, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by Lender.

15.           Statement of Unpaid Balance. At any time and from time to time, Borrower will furnish promptly, upon the request of Lender, a written statement or affidavit, in form satisfactory to Lender, stating the unpaid balance of the Debt and that there are no offsets or defenses against full payment of the Debt and the terms hereof, or if there are any such offsets or defenses known by Borrower, specifying them.

16.          NO ORAL AGREEMENTS. THIS SECURED PROMISSORY NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions hereof and the other Loan Documents may be amended or waived only by an instrument in writing signed by Borrower and Lender.

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Secured Promissory Note - CTMGT Frisco Hills 2A Denton County, Texas	5

EXECUTED on this the 29th day of September, 2015, to be effective as of the Effective Date.

BORROWER:

FH 295, LLC,

a Texas limited liability company

By:	Centamtar Terras, LLC,
a Texas limited liability company
Its Sole Manager

By:	CTMGT, LLC,
a Texas limited liability company
Its Sole Manager and Member

/s/ Mehrdad Moayedi
Mehrdad Moayedi
Sole Member and Manager

Secured Promissory Note - CTMGT Frisco Hills 2A Denton County, Texas	6